                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 28, 2001



                            MRV COMMUNICATIONS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                       06-1340090
     (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

         20415 NORDHOFF STREET
             CHATSWORTH, CA                                       91311
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


                    ISSUER'S TELEPHONE NUMBER: (818) 773-0900


          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 2.  Acquisition or Disposition of Assets

    On December 28, 2001, registrant completed the short-form merger of Luminent, Inc. with and into registrant's wholly-owned subsidiary, MRV Merger Sub Corp. Upon consummation of the merger, MRV Merger Sub became the surviving corporation and the corporate existence of Luminent ceased. Each outstanding share of Luminent common stock, $0.001 par value per share (except for shares held by MRV Merger Sub, which were cancelled, and shares held by Luminent stockholders who perfect their statutory appraisal rights under Delaware law), was converted in the merger. Former Luminent stockholders whose shares were converted are entitled to receive 0.43 of share of MRV common stock, $0.0017 par value, for each share of Luminent common stock owned at the time of the merger (an aggregate of up to 5,160,000 shares of MRV common stock). Immediately prior to the merger, MRV Merger Sub held approximately 92% of the outstanding shares of Luminent common stock. Upon consummation of the merger, MRV changed the name of MRV Merger Sub Corp. to Luminent, Inc. and plans to continue to operate the business of Luminent as a separate business unit of MRV.

Item 7. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

     The following financial statements of Luminent, Inc. are filed as part of this report:

                                                                           PAGE
                                                                           ----
CONSOLIDATED FINANCIAL STATEMENTS OF LUMINENT, INC
Report of Independent Public Accountants .............................      F-43
Consolidated Balance Sheets at December 31, 1999 and 2000 ............      F-44
Consolidated Statements of Operations for the years ended
  December 31, 1998, 1999 and 2000 ...................................      F-45
Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 1998, 1999 and 2000 .......................      F-46
Consolidated Statements of Cash Flows for the years ended
  December 31, 1998, 1999 and 2000 ...................................      F-47
Notes to Consolidated Financial Statements ...........................      F-48

UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS OF
  LUMINENT, INC
Condensed Consolidated Balance Sheets at December 31, 2000
  and September 30, 2001 (unaudited) .................................      F-65
Unaudited Condensed Consolidated Statements of Operations
  for the nine months ended September 30, 2000 and 2001 ..............      F-66
Unaudited Condensed Consolidated Statements of Cash Flows
  for the nine months ended September 30, 2000 and 2001 ..............      F-67
Notes to Unaudited Condensed Consolidated Financial
  Statements .........................................................      F-68

(b) Pro forma financial information:

The following pro forma financial information is filed as part of this report:

                                                                           PAGE
                                                                           ----
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  INFORMATION OF LUMINENT, INC
Unaudited Pro Forma Condensed Consolidated Financial
  Information .......................................................      F-160
Unaudited Pro Forma Condensed Consolidated Statements of
  Operations for the year ended December 31, 2000 ...................      F-161
Notes to Unaudited Pro Forma Condensed Consolidated
  Financial Information .............................................      F-162

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  INFORMATION OF MRV COMMUNICATIONS, INC
Unaudited Pro Forma Condensed Consolidated Financial
  Information .......................................................      F-163
Unaudited Pro Forma Condensed Consolidated Balance Sheet at
  September 30, 2001 ................................................      F-164
Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the nine months ended September 30, 2001 ...........      F-165
Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the year ended December 31, 2000 ...................      F-166
Notes to Unaudited Pro Forma Condensed Consolidated
  Financial Information .............................................      F-167

(c)  Exhibits

The following exhibits are filed as part of this report:

Exhibit No.

4.1 Certificate of Ownership and Merger Merging Luminent, Inc. into MRV Merger Sub Corp., as filed with the Delaware Secretary of State on December 28, 2001.

20.1    Notice of Merger of Luminent, Inc. with and into MRV Merger Sub Corp.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 8, 2002

                              MRV COMMUNICATIONS, INC.



                              By: /s/  NOAM LOTAN
                                  ------------------------
                                  Noam Lotan
                                  President and Chief Executive Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Luminent, Inc.:

     We have audited the accompanying consolidated balance sheets of Luminent, Inc. (a Delaware corporation and a wholly owned subsidiary of MRV Communications, Inc.) and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Luminent, Inc. and subsidiaries as of December 31, 1999 and 2000, and the results of their operations and their cash flows for the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ARTHUR ANDERSEN LLP
                                          --------------------------------------
                                          Arthur Andersen LLP

Los Angeles, California
January 25, 2001 (except
for Note 14 as to
which the date
is October 4, 2001)

                                 LUMINENT, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              AS OF DECEMBER 31,
                                                              -------------------
                                                               1999        2000
                                                              -------    --------
                                                                (IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents.................................  $   220    $131,778
  Short-term investments....................................       --       1,082
  Accounts receivable, net of allowance of $1,724 in 1999
    and $4,455 in 2000......................................   10,544      22,463
  Inventories...............................................    8,755      39,428
  Deferred income taxes.....................................    2,190       6,220
  Prepaids and other current assets.........................        5       9,106
                                                              -------    --------
    Total current assets....................................   21,714     210,077
Property and Equipment, net:
  Land......................................................       --       3,559
  Buildings.................................................       --      18,006
  Machinery and equipment...................................    4,483      34,096
  Furniture and fixtures....................................       12       1,950
  Computer hardware and software............................      890       2,180
  Leasehold improvements....................................      180       2,694
  Construction in progress..................................       --       3,815
                                                              -------    --------
                                                                5,565      66,300
  Less -- Accumulated depreciation and amortization.........   (4,152)    (14,934)
                                                              -------    --------
                                                                1,413      51,366
Goodwill and other intangibles, net.........................       --     341,540
Other assets................................................       --       3,247
                                                              -------    --------
    Total assets............................................  $23,127    $606,230
                                                              =======    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt.........................  $    --    $  2,607
  Short-term borrowings.....................................       --       7,957
  Accounts payable..........................................    4,200      20,021
  Accrued expenses..........................................    1,163      10,337
  Accrued returns and warranty..............................       --         850
  Income taxes payable......................................    3,790       6,634
                                                              -------    --------
    Total current liabilities...............................    9,153      48,406
Long-term debt, net of current portion......................       --       9,550
Other long-term liabilities.................................       --         779
Minority interest...........................................       --         444
Commitments and contingencies
Stockholders' Equity:
  Preferred stock, $.001 par value, 30,000,000 shares
    authorized; none issued and outstanding.................       --          --
  Common stock, $.001 par value, 300,000,000 shares
    authorized; 156,000,000 shares issued and outstanding...       --         156
  Additional paid-in capital................................       --     635,066
  Equity of MRV Communications..............................   13,974          --
  Accumulated deficit.......................................       --     (29,241)
  Deferred stock compensation, net..........................       --     (55,570)
  Accumulated other comprehensive loss......................       --      (3,360)
                                                              -------    --------
    Total stockholders' equity..............................   13,974     547,051
                                                              -------    --------
    Total liabilities and stockholders' equity..............  $23,127    $606,230
                                                              =======    ========

The accompanying notes are an integral part of these consolidated balance sheets.

                                 LUMINENT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                             --------------------------------------
                                                                1998          1999          2000
                                                             ----------    ----------    ----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales..................................................   $ 38,596      $ 65,264      $124,193
Cost of sales(1)...........................................     24,289        43,078        84,384
                                                              --------      --------      --------
     Gross profit..........................................     14,307        22,186        39,809
Operating Costs and Expenses:
  Selling, general and administrative(1)...................      2,642         5,675        38,768
  Research and development(1)..............................      4,974         8,693        18,204
  Parent company allocations...............................        808           885           588
  Amortization of goodwill and other intangibles...........         --            --        47,421
                                                              --------      --------      --------
                                                                 8,424        15,253       104,981
                                                              --------      --------      --------
     Operating income (loss)...............................      5,883         6,933       (65,172)
Other income, net..........................................         --             6         2,246
                                                              --------      --------      --------
     Income (loss) before provision for income taxes and
       minority interest...................................      5,883         6,939       (62,926)
Provision for income taxes.................................      2,343         2,764         2,766
Minority interest..........................................         --            --          (707)
                                                              --------      --------      --------
     Net Income (loss).....................................   $  3,540      $  4,175      $(64,985)
                                                              ========      ========      ========
Basic and diluted earnings (loss) per share................   $   0.02      $   0.03      $  (0.45)
                                                              ========      ========      ========
Basic and diluted weighted average shares..................    144,000       144,000       145,677
                                                              ========      ========      ========

-------------------------
(1) Includes amounts relating to deferred stock compensation of $2.8 million, $21.7 million and $4.3 million presented in "cost of sales", "selling, general and administrative" and "research and development", respectively, for the year ended December 31, 2000.

The accompanying notes are an integral part of these consolidated financial statements.

                                 LUMINENT, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                           DEFERRED       ACCUMULATED
                                 COMMON STOCK     ADDITIONAL                                 STOCK           OTHER
                               ----------------    PAID-IN     ACCUMULATED   EQUITY OF   COMPENSATION,   COMPREHENSIVE
                               SHARES    AMOUNT    CAPITAL       DEFICIT        MRV           NET            LOSS         TOTAL
                               -------   ------   ----------   -----------   ---------   -------------   -------------   --------
                                                                         (IN THOUSANDS)
BALANCE AT DECEMBER 31,
  1997.......................       --    $ --     $     --     $     --     $   5,782     $     --         $    --      $  5,782
  Net income.................       --      --           --           --         3,540           --              --         3,540
  Net distributions to MRV
    Communications, Inc......       --      --           --           --        (1,232)          --              --        (1,232)
                               -------    ----     --------     --------     ---------     --------         -------      --------
BALANCE AT DECEMBER 31,
  1998.......................       --      --           --           --         8,090           --              --         8,090
  Net income.................       --      --           --           --         4,175           --              --         4,175
  Net advances from MRV
    Communications, Inc......       --      --           --           --         1,709           --              --         1,709
                               -------    ----     --------     --------     ---------     --------         -------      --------
BALANCE AT DECEMBER 31,
  1999.......................       --      --           --           --        13,974           --              --        13,974
  Comprehensive loss:
    Net loss.................       --      --           --      (29,241)      (35,744)          --              --       (64,985)
    Foreign translation
      adjustment.............       --      --           --           --            --           --          (3,360)       (3,360)
                                                                                                                         --------
  Comprehensive loss.........                                                                                             (68,345)
  Net advances from MRV
    Communications, Inc......       --      --           --           --       439,657           --              --       439,657
  Deferred stock
    compensation.............       --      --           --           --        84,350      (84,350)             --            --
  Amortization of deferred
    stock compensation.......       --      --           --           --            --       28,780              --        28,780
  Allocation of Equity of
    MRV......................  144,000     144      502,093           --      (502,237)          --              --            --
  Stock options issued in
    exchange for consulting
    services.................       --      --          683           --            --           --              --           683
  Common stock issued in
    connection with initial
    public offering..........   12,000      12      132,290           --            --           --              --       132,302
                               -------    ----     --------     --------     ---------     --------         -------      --------
BALANCE AT DECEMBER 31,
  2000.......................  156,000    $156     $635,066     $(29,241)    $      --     $(55,570)        $(3,360)     $547,051
                               =======    ====     ========     ========     =========     ========         =======      ========

The accompanying notes are an integral part of these consolidated financial statements.

                                 LUMINENT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1998        1999        2000
                                                              --------    --------    ---------
                                                                       (IN THOUSANDS)
Cash flows from operating activities:
  Net income (loss).........................................  $ 3,540     $ 4,175     $(64,985)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................    1,000       1,461       52,020
    Provision for doubtful accounts.........................      778         500        2,915
    Amortization of deferred stock compensation.............       --          --       28,780
    Loss on disposition of fixed assets.....................       --          --           16
    Gain on sale of short-term investments..................       --          --          (50)
    Minority interest.......................................       --          --         (707)
    Deferred income taxes...................................     (168)     (1,026)      (4,030)
  Changes in operating assets and liabilities, net of
    effects from acquisitions:
    Accounts receivable.....................................     (326)     (4,605)      (4,044)
    Inventories.............................................   (2,172)     (2,253)     (16,903)
    Prepaid and other current assets........................       --          (5)         753
    Accounts payable........................................      (72)        842       13,118
    Accrued expenses........................................      116         381        3,058
    Accrued returns and warranty............................       --          --          850
    Income taxes payable....................................     (915)      1,278        2,656
                                                              -------     -------     --------
      Net cash provided by operating activities.............    1,781         748       13,447
Cash flows from investing activities:
  Purchases of property and equipment.......................     (549)     (2,237)     (14,846)
  Proceeds from sale of property and equipment..............       --          --        1,520
  Purchases of short-term investments.......................       --          --       (3,022)
  Proceeds from sale of short-term investments..............       --          --        2,524
  Net cash received in connection with acquisitions.........       --          --        5,472
  Other assets..............................................       --          --       (5,822)
                                                              -------     -------     --------
      Net cash used in investing activities.................     (549)     (2,237)     (14,174)
Cash flows from financing activities:
  Net proceeds from issuance of common stock................       --          --      132,302
  Borrowings on long-term debt..............................       --          --        6,092
  Payments on long-term debt................................       --          --       (4,002)
  Borrowings on short-term debt.............................       --          --       19,079
  Payments on short-term debt...............................       --          --      (21,349)
  Net change in other liabilities...........................       --          --          190
  Net cash (distributions to) advances from MRV
    Communications..........................................   (1,232)      1,709        1,568
                                                              -------     -------     --------
      Net cash provided by (used in) financing activities...   (1,232)      1,709      133,880
Effect of exchange rate on cash and cash equivalents........       --          --       (1,595)
                                                              -------     -------     --------
Net increase in cash and cash equivalents...................       --         220      131,558
Cash and cash equivalents, beginning of year................       --          --          220
                                                              -------     -------     --------
Cash and cash equivalents, end of year......................  $    --     $   220     $131,778
                                                              =======     =======     ========

The accompanying notes are an integral part of these consolidated financial statements.

                                 LUMINENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND BASIS OF PRESENTATION

     Luminent, Inc. ("Luminent" or the "Company") designs, manufactures, and sells a comprehensive line of fiber optic components that enable communications equipment manufactures to provide optical networking solutions for the rapidly growing metropolitan and access segments of the communications network. Its products are designed to meet the increasing bandwidth requirements between long-haul telecommunication networks and end users. Luminent specializes in singlemode fiber optic components and subsystems for high-capacity data transmission for long-reach applications in the metropolitan and access markets.

     On April 29, 2000, MRV Communications, Inc. (MRV) announced its plan to create a separate company, Luminent, comprised of MRV's fiber optic transmission business. Luminent was incorporated in Delaware in March 2000, as a wholly owned subsidiary of MRV. Since the completion of Luminent's initial public offering in November 2000, MRV owns approximately 92% of Luminent's outstanding common stock.

     On July 25, 2000, MRV and Luminent entered into a Master Separation and Distribution Agreement (the "Separation Agreement") effective on September 8, 2000 (the "separation date"), under which MRV continued to fund working capital and other needs for the first few months of operations as a separate, stand-alone entity. Additionally, MRV transferred to Luminent, substantially all of the assets and liabilities associated with Luminent's business.

     As of the separation date, Luminent began operating independently from MRV. For periods prior to the separation date, the accompanying consolidated financial statements reflect MRV's historical bases in the assets and liabilities and the historical results of operations that were transferred to Luminent. Additionally, the consolidated financial statements include allocations of certain MRV corporate expenses, including centralized legal, accounting, employee benefits, real estate, insurance services, information technology services, treasury and other MRV corporate and infrastructure costs. The expense allocations have been determined on bases that MRV and Luminent considered to be a reasonable reflection of the utilization of services provided or the benefit received by Luminent. The allocation methods are based on relative revenues, head counts or square footage. However, the financial information included herein may not reflect the consolidated financial position, operating results, changes in parent company investment and cash flows of Luminent in the future or what they would have been had Luminent been a separate, stand-alone entity during the periods presented.

     Luminent faces numerous risks related to the fact that it has no history as an independent company. In addition, Luminent faces risks commonly associated with a technology company such as operating in a sector that is new and characterized by rapid technological change, evolving industry standards, the need to generate capital to fund operations and uncertainty regarding market acceptance of its products and products under development.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

EQUITY OF MRV COMMUNICATIONS, INC.

     The MRV equity account represents the book value of net assets transferred to Luminent. No intercompany interest income or expense has been allocated to, or included in, the accompanying consolidated financial statements (see Note 7 for additional information regarding transactions with MRV). As of the separation date, the remaining balance of MRV Communications' equity was transferred to paid-in capital, and Luminent began to generate retained earnings as a stand-alone company.

                                 LUMINENT, INC.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Luminent and its wholly and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

FOREIGN CURRENCY TRANSLATION

     The reporting currency for the consolidated financial statements of the Company is the U.S. dollar. The assets and liabilities of companies whose functional currency is other than the U.S. dollar are included in the consolidation by translating the assets and liabilities at the exchange rates applicable at the end of the reporting period, while capital accounts are translated at historical rates. The statements of operations and cash flows of such companies are translated at the average exchange rates during the applicable period. Translation gains or losses are accumulated as a separate component of shareholders' equity. The Company has not tax effected the cumulative translation adjustment as there is no intention to remit the earnings.

REVENUE RECOGNITION

     Luminent generally recognizes product revenue, net of sales discounts and allowances, when persuasive evidence of an arrangement exists, delivery has occurred and all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection is considered probable. Products are generally shipped "FOB shipping point" with no rights of return. Sales with contingencies, such as rights of return, rotation rights, conditional acceptance provisions and price protection, are rare and are deferred until the contingencies have been satisfied or the contingent period has lapsed.

     Luminent generally warrants its products against defects in materials and workmanship for one year. The estimated costs of warranty obligations and sales returns and other allowances are recognized at the time of revenue recognition based on contract terms and prior claims experience.

     Sales to MRV and its affiliates are made in the ordinary course of business under terms and conditions that Luminent believes are substantially equal to terms and conditions granted to third party customers (See Note 7).

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents. Luminent's short-term investments have initial maturities of greater than three months. These securities are classified as "available-for-sale" in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." These investments are carried at fair market value with any unrealized gains and losses recorded as a separate component of stockholders' equity. Fair value is based upon market prices quoted on the last day of the year. Unrealized gains or losses on securities were insignificant as of December 31, 2000.

     Luminent maintains cash balances and investments in highly qualified financial institutions. At various times, such amounts are in excess of insured limits.

INVENTORIES

     Inventories are stated at the lower of cost or market and consist of materials, labor and overhead. Cost is determined by the first-in, first-out method.

                                 LUMINENT, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

Buildings...........................  20 years
Machinery and equipment.............  3 years
Furniture and fixtures..............  5 years
Computer hardware and software......  3 years
Leasehold improvements..............  Lesser of lease term or useful lives

     Maintenance and repairs are charged to expense as incurred and the costs of additions and betterments that increase the useful lives of the assets are capitalized.

GOODWILL AND OTHER INTANGIBLES, NET

     Goodwill and other intangibles, net represents the excess cost over the fair value of net assets of the businesses acquired. Goodwill and other intangibles are being amortized using the straight-line method over estimated useful lives of 5 years. Amortization of goodwill and other intangibles of $47.4 million has been included in the accompanying consolidated statement of operations for the year ended December 31, 2000.

IMPAIRMENT OF LONG-LIVED ASSETS

     Luminent evaluates its long-term assets, such as patents, assembled work forces, customer contracts, goodwill and property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may be impaired. Luminent considers events or changes such as product discontinuance, plant closures, product dispositions, a history of operating losses or other changes in circumstances that indicate that the carrying amount may not be recoverable. The carrying value of an asset is considered impaired when the anticipated undiscounted cash flow from such assets is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value. Fair market value is determined using the anticipated cash flows discounted at a rate based on Luminent's weighted average cost of capital, which represents the blended after-tax costs of debt and equity.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and long-term debt are carried at cost, which approximates their fair market value.

INCOME TAXES

     Deferred income tax assets or liabilities are computed based on the temporary differences between the financial statement and income tax bases of assets and liabilities using the statutory marginal income tax rate in effect for the years in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period. For purposes of these financial statements, income taxes have been calculated as if Luminent had prepared a tax return on a stand-alone basis.

STOCK-BASED COMPENSATION

     Luminent accounts for its employees stock plan under the intrinsic value method prescribed by Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and

                                 LUMINENT, INC.

related interpretations, and has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation."

     Luminent accounts for option and warrant grants to non-employees using the guidance prescribed by SFAS No. 123, Financial Accounting Standards Board (FASB) Interpretation No. 44 (FIN 44), "Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25," and Emerging Issues Task Force (EITF) No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services," whereby the fair value of such option and warrant grants are determined using the Black-Scholes option pricing model at the earlier of the date at which the non-employee's performance is completed or a performance commitment is reached.

     Deferred stock compensation is being amortized using the graded vesting method. Using this method, approximately 57%, 26%, 13% and 4%, respectively, of each option's compensation expense is amortized in each of the 4 years following the date of grant.

EARNINGS PER SHARE

     Basic and diluted earnings per common share are computed using the weighted average number of common shares outstanding (adjusted for the effect of the stock split discussed in Note 10). The weighted average number of shares used for computation of basic and diluted earnings (loss) per share were 144,000,000 for 1998 and 1999, and 145,677,000 for 2000. The 10.3 million stock options outstanding and 75,000 warrants outstanding have been excluded from the diluted computations of earnings per share as their effect would be anti-dilutive.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1998 and June 1999, the FASB issued SFAS No. 133, "Accounting for Derivative Investments and Hedging Activities," and SFAS No. 137, which delayed the effective date of SFAS No. 133. In June 2000, the FASB issued SFAS No. 138, which provides additional guidance for the application of SFAS No. 133 for certain transactions. Luminent will adopt the statement in January 2001 and does not expect the adoption of this statement to have a material impact on its financial position or results of operations.

     In December 1999, the Securities and Exchange Commissions (SEC) issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," and related interpretations. SAB No. 101 summarizes certain of the Securities and Exchange Commission's views in applying generally accepted accounting principles to revenue recognition in financial statements. Luminent has adopted the provisions of SAB No. 101, which did not have a material impact on its financial position or results of operations.

     In March 2000, the FASB issued FIN 44. FIN 44 clarifies the application of APB No. 25 for certain issues, including the definition of an employee, the treatment of the acceleration of stock options and the accounting treatment for options assumed in business combinations. FIN 44 became effective on July 1, 2000, but is applicable for certain transactions dating back to December 1998. The adoption of FIN 44 did not have a significant impact on Luminent's financial position or results of operations.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the

                                 LUMINENT, INC.

financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain reclassifications have been made to prior years' amounts to conform to the current year presentation.

3. BUSINESS ACQUISITIONS

     In December 1999, MRV acquired 51% of the outstanding stock of Luminent Korea in exchange for approximately $250,000 in cash. This investment was accounted for using the purchase method. The assets and liabilities of this acquired entity have been "pushed down" to Luminent.

     On April 24, 2000, MRV completed the acquisition of approximately 97% of the outstanding capital stock of Fiber Optic Communications, Inc., a Republic of China corporation. Fiber Optic Communications is a manufacturer of passive fiber optic components for Wavelength Division Multiplexing. Under the terms of the purchase agreement, Fiber Optic Communications shareholders received approximately $48.6 million in cash and approximately 4.7 million shares of MRV common stock and options to purchase 680,000 shares of MRV common stock for a total purchase price of approximately $309.7 million. The issuance price of the MRV common stock was approximately $53 per share, which was determined based on the average market price five days before and after the terms were agreed upon. The options to purchase MRV common stock are exercisable at $3.00 per share, have an aggregate intrinsic value of $14.1 million, and vest over a four-year period. The acquisition is being accounted for using the purchase method of accounting. The assets and liabilities of the acquired entity have been "pushed down" to Luminent. The excess purchase price paid over the fair value of the net identifiable assets acquired of $261.5 million has been recorded as goodwill and is being amortized on a straight-line basis over 5 years. The deferred compensation is being amortized using the graded vesting method over 4 years.

     On July 12, 2000, MRV completed the acquisition of all of the outstanding capital stock of Quantum Optech Inc., a Republic of China corporation. Quantum Optech is a manufacturer of optical thin film coating and filters for Dense Wavelength Division Multiplexing. Under the terms of the purchase agreement, Quantum Optech shareholders received approximately 1.0 million shares of MRV common stock and options to purchase approximately 160,000 shares of MRV common stock for a total purchase price of approximately $36.1 million. The issuance price of the MRV common stock was approximately $30 per share, which was determined based on the average market price five days before and after the terms were agreed upon. The options to purchase MRV common stock are exercisable at $3.00 per share, have a fair value of $4.0 million, of which unvested options have an intrinsic value of $2.7 million and vested options have a fair value of $1.3 million and the remaining vest over a four-year period. The acquisition is being accounted for using the purchase method of accounting. The assets and liabilities of the acquired entity have been "pushed down" to Luminent. The excess purchase price paid over the fair value of the net identifiable assets acquired of $27.8 million has been recorded as goodwill and is being amortized on a straight-line basis over 5 years. The deferred compensation is being amortized using the graded vesting method over 4 years.

     On July 21, 2000, MRV completed the acquisition of approximately 99% of the outstanding capital stock of Optronics International Corp., a Republic of China corporation. Optronics International is a manufacturer of high temperature semiconductor lasers, transceivers and detectors for optical networks. Under the terms of the purchase agreement, Optronics International shareholders received approximately 3.4 million shares of MRV common stock and options to purchase approximately 800,000 shares of MRV common stock for a total purchase price of approximately $123.9 million. The issuance price of the MRV common stock was approximately $30 per share, which was determined based on the average market price

                                 LUMINENT, INC.

five days before and after the terms were agreed upon. The options to purchase MRV common stock are exercisable at $3.00 per share, have a fair value of $20.0 million, of which unvested options have an intrinsic value of $13.4 million and vested options have a fair value of $6.6 million, and the remaining vest over a four-year period. The acquisition is being accounted for using the purchase method of accounting. The assets and liabilities of the acquired entity have been "pushed down" to Luminent. The excess purchase price paid over the fair value of the net identifiable assets acquired of $99.4 million has been recorded as goodwill and is being amortized on a straight-line basis over 5 years. The deferred compensation is being amortized using the graded vesting method over 4 years.

     The purchase price of Fiber Optic Communications, Quantum Optech and Optronics International were allocated as follows (in thousands, unaudited):

Purchase price............................................  $469,768
  Allocation of purchase price
     Net tangible assets..................................    50,896
     Deferred stock compensation..........................    30,150
     Goodwill.............................................   388,722

     The outstanding capital stock of Fiber Optic Communications, Quantum Optech and Optronics International, purchased by MRV, has been contributed to Luminent. The results of operations of these acquisitions have been included in Luminent's consolidated financial statements from the date of acquisition. The following unaudited pro forma financial information presents the combined results of operations of Luminent, Fiber Optic Communications, Quantum Optech and Optronics International as if the acquisitions had occurred as of January 1, 1999, giving effect to certain adjustments, including amortization of goodwill and other intangibles and deferred compensation charges.

                                                             DECEMBER 31,
                                                         --------------------
                                                           1999        2000
                                                         --------    --------
                                                             (UNAUDITED)
Pro forma net sales....................................  $ 93,262    $137,782
Pro forma net loss.....................................  $(95,557)   $(91,830)
Pro forma basic and diluted net loss per share.........  $  (0.66)   $  (0.63)

4. INVENTORIES

     Inventories consisted of the following (in thousands):

                                                              DECEMBER 31,
                                                            -----------------
                                                             1999      2000
                                                            ------    -------
Raw materials.............................................  $4,291    $22,896
Work in process...........................................   3,655     12,402
Finished goods............................................     809      4,130
                                                            ------    -------
  Total inventories.......................................  $8,755    $39,428
                                                            ======    =======

5. BUSINESS SEGMENTS AND CONCENTRATIONS OF RISK

     Luminent operates under one reportable segment: fiber optic components and modules. Fiber optic components and modules include discrete components such as laser diodes and light emitting diodes and integrated components such as transmitters, receivers and transceivers. These products are sold primarily to original-equipment manufacturers and through distributors.

     The Company depends on single or limited source suppliers for some of the key components and materials in its products, which makes Luminent susceptible to supply shortages or price fluctuations that

                                 LUMINENT, INC.

could adversely affect operating results. Management believes this will not have a significant impact on operations.

     For the two years ended December 31, 1998 and 1999, the Company had one customer that accounted for more than 18% and 40% of net sales, respectively. As of December 31, 1999, one customer accounted for approximately 30% of total accounts receivable. For the year ended December 31, 2000, the Company had 2 customers that accounted for approximately 29% of net sales. As of December 31, 2000, the Company had one customer that accounted for approximately 13% of accounts receivable. Certain geographical area information follows.

     Geographical Area Net Sales (in thousands):

                                                          YEARS ENDED DECEMBER 31,
                                                       ------------------------------
                                                        1998       1999        2000
                                                       -------    -------    --------
North America........................................  $22,808    $52,737    $ 76,995
Asia-Pacific.........................................    7,646      3,812      25,773
Europe...............................................    3,056      4,678      18,575
Other................................................    5,086      4,037       2,850
                                                       -------    -------    --------
  Total net sales....................................  $38,596    $65,264    $124,193
                                                       =======    =======    ========

     For the years ended December 31, 1998 and 1999, the Company's sales consist of active optical components used by telecommunications equipment manufacturers. For the year ended December 31, 2000, the Company's sales consist of active and passive optical components used by telecommunications equipment manufacturers. Active optical components consist of transceivers, lasers, and others. Passive optical components consist of couplers, jumpers, micro-optic products and others.

     The following table sets forth revenues from external customers for each product group (in thousands):

                                                          YEARS ENDED DECEMBER 31,
                                                       ------------------------------
                                                        1998       1999        2000
                                                       -------    -------    --------
Active...............................................  $38,596    $65,264    $ 98,146
Passive..............................................       --         --      26,047
                                                       -------    -------    --------
  Total net sales....................................  $38,596    $65,264    $124,193
                                                       =======    =======    ========

                                 LUMINENT, INC.

6. INCOME TAXES

     The provision for income taxes consisted of the following (in thousands):

                                                           YEARS ENDED DECEMBER 31,
                                                         ----------------------------
                                                          1998      1999       2000
                                                         ------    -------    -------
Current
  Federal..............................................  $1,944    $ 2,968    $ 4,988
  State................................................     567        822      1,358
  Foreign..............................................      --         --        450
                                                         ------    -------    -------
                                                          2,511      3,790      6,796
Deferred
  Federal..............................................    (121)      (817)    (3,156)
  State................................................     (47)      (209)      (874)
  Foreign..............................................      --         --         --
                                                         ------    -------    -------
                                                           (168)    (1,026)    (4,030)
                                                         ------    -------    -------
Provision for income taxes.............................  $2,343    $ 2,764    $ 2,766
                                                         ======    =======    =======

     The income tax provision differs from the amount computed by applying the federal statutory income tax rate to income before provision for income taxes as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                              ------------------------
                                                              1998      1999      2000
                                                              ----      ----      ----
Tax computed at federal statutory rate......................   34%       34%       35%
State income taxes, net of federal effect...................    6         6        (1)
Foreign taxes at rates less than domestic rates.............   --        --         4
Permanent differences.......................................   --        --       (32)
Change in valuation allowance...............................   --        --       (10)
                                                               --        --       ---
  Provision for income taxes................................   40%       40%       (4)%
                                                               ==        ==       ===

     The components of the net deferred income tax assets at December 31, 1999 and 2000 are as follows (in thousands):

                                                              DECEMBER 31,
                                                            -----------------
                                                             1999      2000
                                                            ------    -------
Accrued expenses..........................................  $  320    $   209
Allowance for doubtful accounts...........................     687      1,307
Deferred stock compensation...............................      --      6,630
Inventory reserves........................................     905      3,543
State income taxes........................................     278        475
Other.....................................................      --        276
                                                            ------    -------
                                                             2,190     12,440
Valuation allowance.......................................      --     (6,220)
                                                            ------    -------
  Net deferred tax asset..................................  $2,190    $ 6,220
                                                            ======    =======

     Realization of the net deferred tax assets is dependent on its ability to carry losses back to prior periods or on generating sufficient taxable income during the periods in which temporary differences will reverse. Management reviews its deferred tax assets and has provided a valuation allowance based on its assessment of the expected future benefit to be ultimately received from each asset identified. Although

                                 LUMINENT, INC.

realization is not assured, management believes it is more likely than not that the net deferred tax assets will be realized.

     Income (Loss) before Provision for Income Taxes (in thousands):

                                                           YEARS ENDED DECEMBER 31,
                                                         ----------------------------
                                                          1998      1999       2000
                                                         ------    ------    --------
United States..........................................  $5,883    $6,940    $ (8,277)
Non-United States......................................      --        (1)    (53,942)
                                                         ------    ------    --------
  Income (loss) before provision for income taxes......  $5,883    $6,939    $(62,219)
                                                         ======    ======    ========

7. TRANSACTIONS WITH MRV COMMUNICATIONS, INC.

     Luminent's sales of products to MRV and its affiliates was $2.1 million in 1998, $2.5 million in 1999, and $4.9 million in 2000. Through December 31, 2000, Luminent had received a total of $6.5 million from MRV to fund payroll and other operations related matters. Luminent repaid this amount to MRV through operating cash and offsetting amounts due from MRV on or before December 31, 2000.

     For the three years in the period ended December 31, 2000, intercompany transactions between Luminent and MRV consisted of the following (in thousands):

                                                          YEARS ENDED DECEMBER 31,
                                                       ------------------------------
                                                        1998       1999        2000
                                                       -------    -------    --------
Sales to MRV and its affiliates......................  $ 2,104    $ 2,503    $  4,878
Operating expenses...................................    7,218      9,512      14,213
Fair value of acquisitions...........................       --        250     440,628
Deferred stock compensation..........................       --         --      40,950
Net cash advances (distributions)....................   (1,232)     1,709       1,568
                                                       -------    -------    --------
  Equity of MRV Communications, Inc..................  $ 8,090    $13,974    $502,237
                                                       =======    =======    ========

     Luminent's costs and expenses include allocations from MRV for centralized legal, accounting, employee benefits, real estate, insurance services, information technology services, treasury and other MRV corporate and infrastructure costs. These allocations have been determined on bases that MRV and Luminent considered to be a reasonable reflection of the utilization of services provided for the benefit received by Luminent. The allocation methods are based on relative revenues, headcount or square footage. No intercompany interest income or expense has been allocated to, or included in, the accompanying consolidated financial statements.

     For purposes of governing the ongoing relationships between Luminent and MRV at and after the separation and to provide for an orderly transition, Luminent and MRV have entered into various agreements. A brief description of each of the agreements follows.

     Master Separation and Distribution Agreement

     MRV and Luminent have entered into a Master Separation Agreement, which contains key provisions relating to the separation, Luminent's initial funding, initial public offering and the distribution of Luminent's common stock to MRV's stockholders. The Master Separation and Distribution Agreement lists the documents and items that the parties must deliver in order to accomplish the transfer of assets and liabilities from MRV to Luminent, effective on the separation date. The Master Separation and Distribution Agreement also contains conditions that must occur prior to the distribution. The parties also entered into ongoing covenants that survive the transactions, including covenants to establish interim

                                 LUMINENT, INC.

service level agreements, exchange information, engage in certain auditing practices and resolve disputes in particular ways.

     General Assignment and Assumption Agreement

     The General Assignment and Assumption Agreement identifies the assets that MRV has transferred to Luminent and the liabilities that Luminent has assumed from MRV in the separation. The Agreement General Assignment and Assumption also describes when and how these transfers and assumptions occurred. In general, these assets and liabilities were those that appeared in the consolidated balance sheet as of September 30, 2000.

     Intellectual Property Agreements

     The Master Technology Ownership and License Agreement, the Master Patent Ownership and License Agreement and the Master Trademark Ownership and License Agreement together are referred to as the Intellectual Property Agreements. Under the Intellectual Property Agreements, MRV confirmed that Luminent owns or transferred to Luminent its rights in specified patents, patent applications, invention disclosures, specified trademarks and other intellectual property related to Luminent's current business and research and development efforts.

     Employee Matters Agreement

     The Employee Matters Agreement outlines how MRV and Luminent allocated assets, liabilities and responsibilities relating to current and former employees of Luminent and their participation in the benefits plans, including stock plans, that MRV currently sponsors and maintains. The Employee Matters Agreement also contains provisions describing some of Luminent's employee benefit and employee stock plans.

     All eligible Luminent employees continue to participate in the MRV benefits plans on comparable terms and conditions to those for MRV employees until the distribution date or until Luminent establishes benefit plans for its employees, or elects not to establish comparable plans if it is not legally or financially practical. Luminent intends to establish its own benefit program no later than the time of distribution.

     Once Luminent establishes it own benefits plans, it may modify or terminate each plan in accordance with the terms of that plan and its policies. No Luminent benefit plan will provide benefits that overlap benefits under the corresponding MRV benefit plan at the time of the distribution. Each Luminent benefit plan will provide that all service, compensation and other benefit determinations that, as of the distribution, were recognized under the corresponding MRV benefits plan will be taken into account under that Luminent benefit plan.

     Following the date of MRV's distribution of its Luminent common stock to its stockholders, Luminent will be under no obligation to maintain these plans in the form in which they were established or at all. The transfer to Luminent of employees at certain of MRV's international operations, and of certain employee benefit plans, may not take place until Luminent receives consents or approvals or has satisfied other applicable requirements.

     Tax Sharing Agreement

     The Tax Sharing Agreement allocates MRV's and Luminent's responsibilities for certain tax matters. The agreement requires Luminent to pay MRV for the incremental tax costs of Luminent's inclusion in consolidated, combined or unitary tax returns with affiliated corporations. In determining these incremental costs, the Tax Sharing Agreement takes into account not only the group's incremental tax payments to the Internal Revenue Service or other taxing authorities, but also the incremental use of tax losses of affiliates

                                 LUMINENT, INC.

to offset Luminent's taxable income, and the incremental use of tax credits of affiliates to offset the tax on Luminent's income. The Tax Sharing Agreement also provides for compensation or reimbursement as appropriate to reflect redeterminations of Luminent's tax liability for periods during which Luminent joined in filing consolidated, combined or unitary tax returns.

     The Tax Sharing Agreement also requires Luminent to indemnify MRV for certain taxes and similar obligations, including (a) sales taxes on the sale of products purchased by MRV from Luminent before the distribution, (b) customs duties or harbor maintenance fees on products exported or imported by MRV on behalf of Luminent, (c) the additional taxes that would result if an acquisition of a controlling interest in Luminent's stock after the distribution causes the distribution not to qualify for tax-free treatment to MRV, and (d) any taxes resulting from transactions undertaken in preparation for the distribution.

     Luminent's indemnity obligations include any interest penalties on taxes, duties or fees for which Luminent must indemnify MRV.

     Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the group's federal income tax liability. Accordingly, Luminent could be required to pay a deficiency in the group's federal income tax liability for a period during which Luminent was a member of the group even if the Tax Sharing Agreement allocates that liability to MRV or another member.

     Master Transitional Services Agreement

     The Master Transitional Service Agreement governs the provision of information technology services by MRV and Luminent to each other, on an interim basis, for one year from the date of separation, unless extended for specific services or otherwise indicated in the agreement. The services include data processing and telecommunications services, such as voice telecommunications and data transmission, and information technology support services, for functions including accounting, financial management, tax, payroll, stockholder and public relations, legal, procurement, and other administrative functions. Specified charges for such services are generally intended to allow the providing company to recover the direct and indirect costs of providing the services. The Master Transitional Services Agreement also will cover the provision of certain additional transitional services identified from time to time after the separation date that were inadvertently or unintentionally omitted from the specified services, or that are essential to effectuate an orderly transition under the Master Separation and Distribution Agreement, so long as the provision of such services would not significantly disrupt MRV's operations or significantly increase the scope of its responsibility under the agreement.

     In addition, the Master Transitional Services Agreement will provide for the replication of some computer systems, including hardware, software, data storage or maintenance and support components. Generally, the party needing the replicated system will bear the costs and expenses of replication. Generally, the party purchasing new hardware or licensing new software will bear the costs and expenses of purchasing the new hardware or obtaining the new software licenses.

     Real Estate Matters Agreement

     The Real Estate Matters Agreement addresses real estate matters relating to the MRV leased and owned properties that MRV will transfer to or share with Luminent. The Real Estate Matters Agreement describes the manner in which MRV will transfer to or share with Luminent various leased and owned properties. The Real Estate Matters Agreement provides that Luminent will be required to accept the transfer of all sites allocated to Luminent, even if a site has been damages by a casualty before the separation date. The Real Estate Matters Agreement also provides that all reasonable costs required to effect the transfers, including landlord consent fees and landlord attorney's fees will be paid by MRV.

                                 LUMINENT, INC.

     Indemnification and Insurance Matters Agreements

     Effective as of the separation date, subject to specified exceptions, Luminent and MRV will each release the other from any liabilities arising from events occurring on or before the separation date, including events occurring in connection with the activities to implement the separation, the initial public offering and the distribution. The Indemnification and Insurance Matters Agreement also contains provisions governing indemnification. In general, Luminent and MRV will each indemnify the other from all liabilities arising from their respective businesses or contracts, as well as liabilities arising from a breach of the Master Separation and Distribution Agreement or any ancillary agreement. In addition, MRV and Luminent will each indemnify the other against liability for specified environmental conditions. Luminent will reimburse MRV for the cost of any insurance coverage from the separation date to the distribution date.

8. SHORT-TERM BORROWINGS

     The Company's short-term borrowings consist of secured and unsecured short-term loans and notes entered into with certain financial institutions. As of December 31, 2000, these short-term borrowings totaled approximately $8.0 million and approximately $2.9 million of two Taiwanese subsidiaries' assets have been pledged as collateral on these borrowings. The weighted average interest rate on these notes is 6.2% and the notes are incurred and paid in the New Taiwan Dollar. The unused line of credit is $446,000 at December 31, 2000.

9. LONG-TERM DEBT

     Long-term debt consisted of the following as of December 31, 2000 (in thousands):

Notes payable to financial institutions bearing interest
  ranging from 6.5% to 8.9%, payable in monthly or
  quarterly installments of principal and interest through
  October 2012, secured by $15.0 in pledged assets of two
  Taiwanese subsidiaries...................................  $12,157
  Less -- Current Portion..................................   (2,607)
                                                             -------
                                                             $ 9,550
                                                             =======

     The following summarizes the required principal payments on long-term debt as of December 31, 2000 (in thousands):

Year ending December 31,
  2001.....................................................  $ 2,607
  2002.....................................................    1,586
  2003.....................................................    1,690
  2004.....................................................    1,649
  2005.....................................................    1,608
  Thereafter...............................................    3,017
                                                             -------
                                                             $12,157
                                                             =======

10. STOCKHOLDERS' EQUITY

     Luminent's Board of Directors authorized 30,000,000 shares of its $.001 par value of preferred stock, of which none was issued or outstanding as of December 31, 1999 and 2000. Luminent's Board of Directors also authorized 300,000,000 of its $.001 par value common stock with 144,000,000 and 156,000,000 shares issued and outstanding as of December 31, 1999 and 2000, respectively. Effective

                                 LUMINENT, INC.

July 25, 2000, the Board of Directors declared a 144,000-for-one stock split. All references to share and per-share data for all periods presented have been restated to give effect to this stock split.

     On November 9, 2000, Luminent issued 12,000,000 shares of its common stock for $12 per share, or $144.0 million, to complete its initial public offering. Net proceeds of $132.3 million were received after deducting the underwriters' discount and other costs of the offering.

STOCK OPTIONS

     In July 2000, the Board of Directs adopted, and the stockholder approved the 2000 Stock Option Plan (the Plan). The Plan provides for grants of qualified incentive stock options, non-qualified stock options, restricted stock awards and other stock-based awards to officers, employees, directors, consultants and advisors of the Company. Stock-based awards are generally granted at not less than fair market value at the grant date, and typically vest over a four-year period and expire ten years after the grant date. 10,400,000 shares of common stock have been reserved for issuance under the Plan. As of December 31, 2000 4,685,100 options have been granted under the Plan, and 5,715,000 are available for future grant under the Plan.

     In July 2000, Luminent and MRV entered into four-year employment contracts with the Chief Executive Officer (CEO) and Chief Financial Officer (CFO) of Luminent. The agreements provide for annual salaries, performance bonuses and a combination of stock options to purchase common stock of MRV and Luminent. The CEO received approximately 316,000 options to purchase shares of MRV common stock at $32.56 per share (a substantial discount) expiring in five years. The CFO received approximately 22,000 options to purchase shares of MRV common stock at $33.44 per share (a substantial discount) expiring in five years. These options are immediately exercisable, however they provide for the repurchase in the event of voluntary termination. These grants have been accounted for under APB No. 25 and the intrinsic value (fair market value less exercise price) results in additional deferred stock compensation of approximately $11.1 million that is being amortized over the four year vesting period. Furthermore, Luminent granted 4.8 million and 800,000 of its stock options to the CEO and CFO, respectively. The options are exercisable at $6.25 per share and vest over 4 years. These grants have been accounted for in accordance with APB No. 25 and the intrinsic value (original mid point of filing range, $14, less $6.25) resulted in aggregate deferred stock compensation of approximately $43.4 million. The deferred stock compensation is being amortized using the graded vesting method over four years.

     Stock option information with respect to options granted under the Plan and MRV options granted to Luminent employees is as follows (in thousands, except share prices):

     Options granted by Luminent (in thousands, except share prices):

                                                               YEAR ENDED
                                                            DECEMBER 31, 2000
                                                           -------------------
                                                                     WTD. AVG.
                                                           SHARES    EX. PRICE
                                                           ------    ---------
Outstanding, beginning of year...........................      --         --
Granted..................................................  10,285      $8.77
Exercised................................................      --         --
Forfeited................................................      --         --
                                                           ------      -----
Outstanding, end of year.................................  10,285      $8.77
                                                           ======      =====

                                 LUMINENT, INC.

     Information about Luminent stock options outstanding at December 31, 2000 is summarized as follows (in thousands, except share prices):

                NUMBER OUTSTANDING   WEIGHTED AVERAGE   NUMBER EXERCISABLE
  EXERCISE       AT DECEMBER 31,        REMAINING        AT DECEMBER 31,
    PRICE              2000           CONTRACT LIFE            2000
-------------   ------------------   ----------------   ------------------
$ 6.00 - 6.25          5,767            9.53 years            1,400
$12.00                 4,518            9.85 years               40
                      ------                                  -----
                      10,285                                  1,440
                      ======                                  =====

     Options granted by MRV (in thousands, except share prices):

                                                         YEARS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------
                                            1998                   1999                   2000
                                     -------------------    -------------------    -------------------
                                               WTD. AVG.              WTD. AVG.              WTD. AVG.
                                     SHARES    EX. PRICE    SHARES    EX. PRICE    SHARES    EX. PRICE
                                     ------    ---------    ------    ---------    ------    ---------
Outstanding, beginning of year.....    140       $4.27       242        $2.62        434       $4.37
Granted............................    102        3.85       256         5.59      2,060        8.81
Exercised..........................     --          --       (64)        2.68        (85)       3.44
Forfeited..........................     --          --        --           --         --          --
Canceled in repricing..............   (193)       4.47        --           --         --          --
Granted in repricing...............    193        2.63        --           --         --          --
                                      ----       -----       ---        -----      -----       -----
Outstanding, end of year...........    242       $2.62       434        $4.37      2,409       $8.20
                                      ====       =====       ===        =====      =====       =====

     Information about MRV stock options outstanding at December 31, 2000 is summarized as follows (in thousands, except share prices):

                  NUMBER OUTSTANDING   WEIGHTED AVERAGE   NUMBER EXERCISABLE
   EXERCISE        AT DECEMBER 31,        REMAINING        AT DECEMBER 31,
     PRICE               2000           CONTRACT LIFE            2000
---------------   ------------------   ----------------   ------------------
$ 2.63 - $ 2.97           180             7.20 years              21
$ 6.69 - $ 6.82           169             8.50 years              11
$14.63 - $33.44           354             9.54 years             338
$42.13 - $64.88            83             9.29 years              --
$ 3.00                  1,623             9.44 years              --
                        -----                                    ---
                        2,409                                    370
                        =====                                    ===

     In July 2000, Luminent granted 75,000 warrants to purchase common stock to a non-employee in connection with the hiring of its CEO. The warrants had a fair value on the date of grant of approximately $635,000, are immediately exercisable and expire in July 2010. In November 2000, Luminent granted 10,000 options to purchase common stock to a non-employee in connection consulting services received. The options had a fair value on the date of grant of approximately $48,000, are immediately exercisable and expire in November 2010. The expense related to the issuance of these warrants and options is included the accompanying consolidated statements of operations.

ACCOUNTING FOR STOCK-BASED COMPENSATION

     SFAS No. 123 permits companies to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. In management's opinion, the existing stock option valuation models do not necessarily provide a reliable single measure of the fair value of stock-based awards.

                                 LUMINENT, INC.

Therefore, as permitted, the Company applies the existing accounting rules under APB No. 25 and provides pro forma net income and pro forma earnings per share disclosures for stock based awards made during the year as if the fair-value-based method defined in SFAS No. 123 had been applied. Net loss and net loss per share would have been reduced to the following pro forma amounts (in thousands, except per share amounts):

                                                           YEARS ENDED DECEMBER 31,
                                                         ----------------------------
                                                          1998      1999       2000
                                                         ------    ------    --------
Additional compensation expense........................  $   86    $  195    $ 25,544
Pro forma net income (loss)............................  $3,454    $3,980    $(90,529)
Pro forma basic and diluted net earnings (loss) per
  share................................................  $ 0.02    $ 0.03    $  (0.62)

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Option valuation models also require the input of highly subjective assumptions such as expected option life and expected stock price volatility. The following assumptions were applied for all periods presented: (i) expected dividend yield of 0%, (ii) expected volatility rate ranging from 64% to 230%, (iii) expected lives ranging from 5 to 10 years, and
(iv) the risk-free interest rate ranging from 4.29 to 6.23%.

     Because the Company's employee stock-based compensation plan has characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, the Company believes that the existing option valuation models do not necessarily provide a reliable single measure of the fair value of awards from the plan.

11. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

     The Company leases facilities and certain equipment under lease arrangements expiring in various years through July 2005. The aggregate minimum annual lease payments under leases in effect on December 31, 2000 were as follows (in thousands):

                                                             OPERATING
                                                              LEASES
                                                             ---------
2001.......................................................   $1,556
2002.......................................................      972
2003.......................................................      929
2004.......................................................      603
2005.......................................................      295
Thereafter.................................................    1,012
                                                              ------
                                                              $5,367
                                                              ======

     Rental expense under lease agreements for the years ended December 31, 1998, 1999 and 2000 was $54,000, $349,000 and $882,000 million, respectively.

     Through foreign subsidiaries, Luminent has open letters of credit totaling approximately $4.0 million. The letters of credit expire through August 2001.

LITIGATION

     Luminent has received notices from third party alleging possible infringements of patents with respect to product features or manufacturing processes. Management believes such notices are common in the communications industry because of the large number of patents that have been filed on these subjects.

                                 LUMINENT, INC.

The Company's policy is to discuss these notices with the senders in an effort to demonstrate that the Company's products and/or processes do not violate any patents. The Company is currently involved in such discussions with Ortel and Rockwell. The Company is evaluating these claims and presently does not believe that any of its products or processes violates any of the patents asserted by these parties, and the claims are without merit. Additionally the Company intends to vigorously defend its positions if any legal action is taken. Management believes the ultimate outcome of such claims will not have a material impact on the results of operations or financial position.

12. RELATED PARTY TRANSACTION

     During the year the Company reimbursed $48,000 to the Chief Executive Officer for legal fees incurred in connection with the negotiation of his employment agreement.

13. SUPPLEMENTAL STATEMENTS OF CASH FLOWS INFORMATION

     Supplemental information regarding the Statements of Cash Flows is as follows (in thousands):

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
                                                              1998     1999       2000
                                                              -----    -----    --------
Supplemental disclosure of cash flow information
  Cash paid during the year for interest....................   $--      $--     $   975
  Cash paid during the year for income taxes................   $--      $--     $    88
Supplemental schedule of noncash investing activities
  Fair value of assets acquired, net of cash received.......   $--      $--     $39,263
  Less: Liabilities assumed.................................    --       --      33,791
                                                               ---      ---     -------
     Cash acquired in acquisitions..........................   $--      $--     $ 5,472
                                                               ===      ===     =======

14. EVENTS SUBSEQUENT TO JANUARY 25, 2001

     During the second quarter of 2001, the management of Luminent approved and implemented a restructuring plan as a result of the dramatic slowdown in demand for communications equipment. During the six months ended June 30, 2001, Luminent recorded restructuring and other one-time charges totaling $41.2 million resulting from the lower demand for Luminent's products and pricing pressures stemming from the continuing deterioration in the communications equipment industry, specifically the optical components sector.

     In June, 2001, the FASB approved two pronouncements: SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets", which provide guidance on the accounting for business combinations to be accounted for using the purchase method. Under the new rules, goodwill will no longer be subject to amortization over its useful life. Rather, goodwill will be subject to at least an annual impairment assessment. This assessment is a fundamentally different two-step approach and is based on a comparison between a reporting unit's fair value and its carrying value. Intangible assets have newly defined criteria and will be accounted for separately from goodwill and will continue to be amortized over their useful lives. Luminent plans to adopt these pronouncements on January 1, 2002. Luminent is currently reviewing these standards to determine the impact on its results of operations and its financial position. The most significant anticipated effect on Luminent's financial statements at adoption would be the discontinuing of the amortization of goodwill and the possible impairment loss measured as of the date of adoption.

     In September 2001, Luminent's President and Chief Executive Officer resigned. In connection with the resignation, Luminent's President and Chief Executive Officer received a severance package, as defined

                                 LUMINENT, INC.

in the employment agreement dated July 2000, providing severance payments of approximately $1.0 million and the immediate vesting of all outstanding MRV and Luminent stock options held as of the date of resignation. The MRV and Luminent stock options are exercisable through September 11, 2003. Additionally, an immediate recognition of deferred compensation expenses of $18.9 million will be recorded during the third quarter of 2001 as a result of the acceleration of these stock options.

     In September 2001, MRV and Luminent jointly announced that MRV intends to merge Luminent into MRV through the filing of a short-form merger. All Luminent shareholders are entitled to receive 0.43 shares of MRV common stock for each share of Luminent common stock held. Furthermore, outstanding Luminent employee stock options will convert into options to purchase MRV common stock at the same ratio. The merger is expected to be completed during the fourth quarter of 2001.

                                 LUMINENT, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  2000           2001
                                                              ------------   -------------
                                                                              (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................    $131,778       $  93,646
  Short-term investments....................................       1,082              55
  Accounts receivable, net of allowance of $4,455 at
     December 31, 2000, and $6,003 at June 30, 2001.........      22,463          18,484
  Inventories...............................................      39,428          24,282
  Deferred income taxes.....................................       6,220           6,977
  Prepaid and other current assets..........................       9,106          17,023
                                                                --------       ---------
     Total current assets...................................     210,077         160,467
Property and equipment, net.................................      51,366          53,403
Goodwill and other intangibles, net.........................     341,540         283,076
Other assets................................................       3,247           8,298
                                                                --------       ---------
     Total assets...........................................    $606,230       $ 505,244
                                                                ========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................    $  2,607       $   2,191
  Short-term borrowings.....................................       7,957          10,289
  Accounts payable..........................................      20,021           9,406
  Accrued expenses..........................................      10,337          15,111
  Accrued returns and warranty..............................         850           3,964
  Income taxes payable......................................       6,634           5,764
                                                                --------       ---------
     Total current liabilities..............................      48,406          46,725
Long-term debt, net of current portion......................       9,550           8,284
Other long-term liabilities.................................         779             540
                                                                --------       ---------
     Total liabilities......................................      58,735          55,549
Minority interest...........................................         444             349
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.001 par value, 30,000,000 shares
     authorized; none issued and outstanding................          --              --
  Common stock, $.001 par value, 300,000,000 shares
     authorized; 156,000,000 shares issued and
     outstanding............................................         156             156
  Additional paid-in capital................................     635,066         635,066
  Accumulated deficit.......................................     (29,241)       (168,792)
  Deferred stock compensation, net..........................     (55,570)        (12,062)
  Accumulated other comprehensive loss......................      (3,360)         (5,022)
                                                                --------       ---------
     Total stockholders' equity.............................     547,051         449,346
                                                                --------       ---------
     Total liabilities and shareholders' equity.............    $606,230       $ 505,244
                                                                ========       =========

The accompanying notes are an integral part of these consolidated condensed financial statements.

                                 LUMINENT, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                2000       2001
                                                              --------   ---------
Net Sales...................................................  $ 78,964   $ 108,098
Cost of sales(1)(2).........................................    53,667     105,335
                                                              --------   ---------
     Gross Profit...........................................    25,297       2,763
Operating costs and expenses:
  Selling, general and administrative(1)(2).................    20,522      69,605
  Research and development(1)(2)............................    12,752      13,882
  Parent company allocations................................       588          --
  Amortization of goodwill..................................    27,933      58,464
                                                              --------   ---------
                                                                61,795     141,951
     Operating loss.........................................   (36,498)   (139,188)
Other income, net(2)........................................       526       3,569
                                                              --------   ---------
     Loss before provision for income taxes and minority
      interest..............................................   (35,972)   (135,619)
Provision for income taxes..................................     2,709       4,027
Minority interest...........................................       391         (95)
                                                              --------   ---------
     Net loss...............................................  $(39,072)  $(139,551)
                                                              ========   =========
Net loss per share, basic and diluted.......................  $  (0.27)  $   (0.89)
                                                              ========   =========
Shares used in per-share calculation, basic and diluted.....   144,000     156,000
                                                              ========   =========

-------------------------

(1) Includes amounts relating to deferred stock compensation of $1.9 million and $1.7 million presented in "cost of sales", $10.1 million and $39.1 million presented in "selling, general and administrative", and $2.9 million and $2.7 million presented in "research and development" for nine months ended September 30, 2001, respectively.

(2) Includes additional charges of $863,000 and $1.6 million presented in "cost of sales" and "selling, general and administrative", respectively, for the three months ended September 30, 2001 to adjust estimated facilities cost, write-down inventory and record purchase commitments. Includes restructuring and other charges of $30.1 million, $13.0 million, $501,000 and $16,000 presented in "cost of sales", "selling, general and administrative", "research and development" and "other income, net", respectively, for the nine months ended September 30, 2001 to write-down inventory, purchase commitments, asset impairment, workforce reduction, restructuring costs and other non-recurring items. These charges, taken in the second and third quarter of 2001, resulted from the lower demand for our products and pricing pressures stemming from the continuing downturn in the communication equipment industry generally and the optional components sector in particular.

The accompanying notes are an integral part of these consolidated condensed financial statements.

                                 LUMINENT, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                2000        2001
                                                              --------    ---------
Cash Flows from Operating Activities:
  Net loss..................................................  $(39,072)   $(139,551)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
       Depreciation and amortization........................    30,693       65,627
       Amortization of deferred stock compensation..........    14,943       43,508
       Impairment loss on property and equipment............        --        8,904
       Minority interest....................................       391          (95)
       Deferred income taxes................................    (3,463)        (757)
  Changes in operating assets and liabilities:
     Accounts receivable....................................     1,288        3,979
     Inventories............................................    (6,286)      15,146
     Prepaid and other current assets.......................    (5,390)      (7,917)
     Payable to MRV Communications..........................     5,812           --
     Accounts payable.......................................     5,024      (10,615)
     Accrued expenses.......................................       485        4,774
     Accrued returns and warranty...........................       850        3,114
     Income taxes payable...................................     2,412         (870)
                                                              --------    ---------
          Net cash provided by (used in) operating
            activities......................................     7,687      (14,753)
Cash Flows from Investing Activities:
  Purchases of property and equipment.......................   (11,993)     (18,519)
  Proceeds from sale of property and equipment..............       550          415
  Net cash received in connection with acquisitions.........     5,472           --
  Proceeds from sale of short-term investments..............        --        1,027
  Other assets..............................................      (757)      (5,051)
                                                              --------    ---------
          Net cash used in investing activities.............    (6,728)     (22,128)
Cash flows from financing activities:
  Payments on long-term debt................................    (2,413)      (1,682)
  Borrowings on long-term debt..............................     4,794           --
  Payments on short-term debt...............................    (6,476)     (15,975)
  Borrowings on short-term debt.............................     7,600       18,307
  Net change in other long-term liabilities.................        (6)        (239)
  Net cash distributions to MRV Communications, Inc. .......     7,247           --
                                                              --------    ---------
          Net cash provided by financing activities.........    10,746          411
Effect of exchange rate on cash and cash equivalents........       403       (1,662)
                                                              --------    ---------
Net decrease in cash and cash equivalents...................    12,108      (38,132)
Cash and cash equivalents, beginning of period..............       220      131,778
                                                              --------    ---------
Cash and cash equivalents, end of period....................  $ 12,328    $  93,646
                                                              ========    =========
Supplemental Cash Flow Information:
  Cash paid for:
     Income taxes...........................................        --          314
     Interest...............................................        --        1,001

The accompanying notes are an integral part of these consolidated condensed financial statements.

                                 LUMINENT, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BUSINESS AND BASIS OF PRESENTATION

BUSINESS

     Luminent, Inc. ("Luminent" or the "Company") designs, manufactures, and sells a comprehensive line of fiber optic components that enable communications equipment manufacturers to provide optical networking solutions for the metropolitan and access segments of the communications network. The Company's products are designed to meet the increasing bandwidth requirements between long-haul telecommunication networks and end users. Luminent specializes in singlemode fiber optic components and subsystems for high-capacity data transmission for long-reach applications in the metropolitan and access markets.

     Luminent was incorporated in Delaware in March 2000 as a wholly owned subsidiary of MRV Communications, Inc. ("MRV"). Since the completion of Luminent's initial public offering in November 2000, MRV has owned approximately 92% of Luminent's outstanding common stock.

     On July 25, 2000, MRV and Luminent entered into a Master Separation and Distribution Agreement (the "Separation Agreement") which became effective as of September 8, 2000 (the "Separation Date"). MRV transferred to Luminent, substantially all of the assets and liabilities associated with Luminent's business.

     As of the Separation Date, Luminent began operating independently from MRV. For periods prior to the Separation Date, the accompanying Consolidated Condensed Financial Statements reflect MRV's historical bases in the assets and liabilities and the historical results of operations that were transferred to Luminent. Additionally, the Consolidated Condensed Financial Statements include allocations of certain MRV corporate expenses, including centralized legal, accounting, employee benefits, real estate, insurance services, information technology services, treasury and other MRV corporate and infrastructure costs. The expense allocations have been determined on bases that MRV and Luminent considered to be a reasonable reflection of the utilization of services provided or the benefit received by Luminent. The allocation methods are based on relative revenues, head counts or square footage. However, the financial information included herein may not reflect the consolidated financial position, operating results, changes in parent company investment and cash flows of Luminent in the future or what they would have been had Luminent been a separate, stand-alone entity during the periods presented.

     Luminent faces risks common to many technology companies, including but not limited to, operating in a sector that is new and characterized by rapid technological change, evolving industry standards, the need to generate capital to fund operations and uncertainty regarding market acceptance of its products and products under development and rapid changes in demand for products.

     MRV has announced plans to effect a short-form merger (the "Merger") with Luminent whereby each outstanding share of Luminent common stock (except for shares presently held by MRV and shares held by Luminent stockholders who perfect their statutory appraisal rights under Delaware law) will be converted into 0.43 of a share of MRV common stock. Upon completion of the Merger (which, subject to obtaining regulatory approvals, is expected in the fourth quarter of
2001), Luminent will cease to be a public company.

BASIS OF PRESENTATION

     The accompanying Consolidated Condensed Financial Statements have been prepared by the Company, in accordance with accounting principles generally accepted in the United States for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in the financial statements

                                 LUMINENT, INC.

                                  (UNAUDITED)

prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These Consolidated Condensed Financial Statements should be read in conjunction with the Consolidated Financial Statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary to present a fair presentation have been included. The operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2001.

     Certain reclassifications have been made in the December 31, 2000 financial statements to reflect the classifications in the September 30, 2001 financial statements.

LOSS PER SHARE

     Basic and diluted loss per common share are computed using the weighted average number of common shares outstanding. All share and per share amounts have been retroactively restated to give effect to the Company's 144,000-for-one stock split that occurred on July 25, 2000. The weighted average number of shares used for computation of basic and diluted loss per share was 156,000,000 for September 30, 2001, and 144,000,000 for September 30, 2000. The 12.2 million stock options outstanding and 75,000 warrants outstanding as of September 30, 2001 and the 5.7 million stock options outstanding and 75,000 warrants outstanding as of September 30, 2000 have been excluded from the diluted computations of loss per share as their effect would be anti-dilutive.

2. BUSINESS ACQUISITIONS

     On April 24, 2000, MRV completed the acquisition of approximately 97% of the outstanding capital stock of Fiber Optic Communications, Inc., a Republic of China corporation. Fiber Optic Communications is a manufacturer of passive fiber optic components for Wavelength Division Multiplexing. Under the terms of the purchase agreement, Fiber Optic Communications shareholders received approximately $48.6 million in cash and approximately 4.7 million shares of MRV common stock and options to purchase 680,000 shares of MRV common stock for a total purchase price of approximately $309.7 million. The issuance price of the MRV common stock was approximately $53 per share, which was determined based on the average market price five days before and after the terms were agreed upon. The options to purchase MRV common stock are exercisable at $3.00 per share, have an aggregate intrinsic value of $14.1 million at the acquisition date, and vest over a four-year period. The acquisition is being accounted for using the purchase method of accounting. The assets and liabilities of the acquired entity have been "pushed down" to Luminent. The excess purchase price paid over the fair value of the net identifiable assets acquired of $261.5 million has been recorded as goodwill and is being amortized on a straight-line basis over 5 years. The deferred compensation is being amortized using the graded vesting method over 4 years.

     On July 12, 2000, MRV completed the acquisition of all of the outstanding capital stock of Quantum Optech Inc., a Republic of China corporation. Quantum Optech is a manufacturer of optical thin film coating and filters for Dense Wavelength Division Multiplexing. Under the terms of the purchase agreement, Quantum Optech shareholders received approximately 1.0 million shares of MRV common stock and options to purchase approximately 160,000 shares of MRV common stock for a total purchase price of approximately $36.1 million. The issuance price of the MRV common stock was approximately $30 per share, which was determined based on the average market price five days before and after the

                                 LUMINENT, INC.

                                  (UNAUDITED)

terms were agreed upon. The options to purchase MRV common stock are exercisable at $3.00 per share, have an aggregate intrinsic value of $4.0 million at the acquisition date, of which $1.3 million is vested, and the remaining vest over a four-year period. The acquisition is being accounted for using the purchase method of accounting. The assets and liabilities of the acquired entity have been "pushed down" to Luminent. The excess purchase price paid over the fair value of the net identifiable assets acquired of $27.8 million has been recorded as goodwill and is being amortized on a straight-line basis over 5 years. The deferred compensation is being amortized using the graded vesting method over 4 years.

     On July 21, 2000, MRV completed the acquisition of approximately 99% of the outstanding capital stock of Optronics International Corp., a Republic of China corporation. Optronics International is a manufacturer of high temperature semiconductor lasers, transceivers and detectors for optical networks. Under the terms of the purchase agreement, Optronics International shareholders received approximately 3.4 million shares of MRV common stock and options to purchase approximately 800,000 shares of MRV common stock for a total purchase price of approximately $123.9 million. The issuance price of the MRV common stock was approximately $30 per share, which was determined based on the average market price five days before and after the terms were agreed upon. The options to purchase MRV common stock are exercisable at $3.00 per share, have an aggregate intrinsic value of $20.0 million at the acquisition date, of which $6.6 million is vested, and the remaining vest over a four-year period. The acquisition is being accounted for using the purchase method of accounting. The assets and liabilities of the acquired entity have been "pushed down" to Luminent. The excess purchase price paid over the fair value of the net identifiable assets acquired of $99.4 million has been recorded as goodwill and is being amortized on a straight-line basis over 5 years. The deferred compensation is being amortized using the graded vesting method over 4 years.

     The purchase price of Fiber Optic Communications, Quantum Optech and Optronics International in the aggregate were allocated as follows (in thousands, unaudited):

Purchase price..............................................  $469,768
Allocation of purchase price
  Net tangible assets.......................................    50,896
  Deferred stock compensation...............................    30,150
  Goodwill..................................................   388,722

     The outstanding capital stock of Fiber Optic Communications, Quantum Optech and Optronics International, purchased by MRV, has been contributed to Luminent. The results of operations of these acquisitions have been included in Luminent's Consolidated Financial Statements from the date of acquisition. The following unaudited pro forma financial information presents the combined results of operations of Luminent, Fiber Optic Communications, Quantum Optech and Optronics International as if the acquisitions had occurred as of January 1, 2000, giving effect to certain adjustments, including amortization of goodwill and deferred compensation charges (in thousands).

                                                                  MONTHS ENDING
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                2000        2001
                                                              --------    ---------
                                                                   (UNAUDITED)
Pro forma net sales.........................................  $ 91,868    $ 108,098
Pro forma net loss..........................................  $(76,427)   $(137,602)
Pro forma basic and diluted net loss per share..............  $  (0.53)   $   (0.88)

                                 LUMINENT, INC.

                                  (UNAUDITED)

3. INVENTORIES

     Inventories consisted of the following (in thousands):

                                                             DECEMBER 31,    SEPTEMBER 30,
                                                                 2000            2001
                                                             ------------    -------------
                                                                      (UNAUDITED)
Raw materials..............................................    $22,896          $15,585
Work in process............................................     12,402            6,092
Finished goods.............................................      4,130            2,605
                                                               -------          -------
     Total inventories.....................................    $39,428          $24,282
                                                               =======          =======

     As a result of the dramatic slowdown in the communications equipment industry generally and the optical components sector in particular, the Company has recorded $3.1 million in specific inventory reserves during the three months ended September 30, 2001 (see Note 5). The Company also increased its general reserves by $2.9 million during the nine months ended September 30, 2001, respectively.

4. BUSINESS SEGMENTS AND CONCENTRATIONS OF RISK

     Luminent operates under one reportable segment: fiber optic components and modules. Fiber optic components and modules include discrete components such as laser diodes and light emitting diodes and integrated components such as transmitters, receivers and transceivers. These products are sold primarily to original-equipment manufacturers and through distributors.

     The Company depends on single or limited source suppliers for some of the key components and materials in its products, which makes Luminent susceptible to supply shortages or price fluctuations that could adversely affect operating results. Management believes this will not have a significant impact on operations.

     For the nine months ended September 30, 2001, the Company had two customers that accounted for approximately 24% of net sales. As of September 30, 2001, one customer accounted for approximately 27% of total accounts receivable. Certain geographical area information follows (in thousands).

     Geographical Area Net Sales (in thousands):

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                               2000        2001
                                                              -------    --------
                                                                  (UNAUDITED)
North America...............................................  $49,136    $ 62,332
Asia-Pacific................................................   16,103      27,977
Europe and others...........................................   13,725      17,789
                                                              -------    --------
     Total net sales........................................  $78,964    $108,098
                                                              =======    ========

     For the nine months ended September 30, 2001, the Company's sales consist of active and passive optical components used by telecommunications equipment manufacturers. Active optical components consist of transceivers, lasers, and others. Passive optical components consist of couplers, jumpers, micro-optic products and others.

                                 LUMINENT, INC.

                                  (UNAUDITED)

     The following table sets forth revenues from external customers for each product group (in thousands):

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                               2000        2001
                                                              -------    --------
                                                                  (UNAUDITED)
Active......................................................  $63,096    $ 83,310
Passive.....................................................   15,868      24,788
                                                              -------    --------
     Total net sales........................................  $78,964    $108,098
                                                              =======    ========

5. RESTRUCTURING AND OTHER CHARGES

     In the second quarter of 2001, the Company's management approved and implemented a restructuring plan and other actions in order to adjust operations and administration as a result of the dramatic slowdown in the communications equipment industry generally and the optical components sector in particular. Major actions comprising the Company's restructuring activities primarily involve the reduction of facilities in the U.S. and in Taiwan, the reduction of workforce, the abandonment of certain assets, and the cancellation and termination of purchase commitments. These actions are expected to realign the business based on current and near term growth rates. All of these actions are scheduled for completion by the second quarter of 2002.

     During the nine months ended September 30, 2001, the Company recorded restructuring charges totaling $17.5 million. Costs for restructuring activities are limited to either incremental costs that directly result from the restructuring activities and provide no future revenue generating benefit or costs incurred under contractual obligations that existed before the restructuring plan and will continue with either no future revenue generating benefit or become a penalty incurred for termination of the obligation.

     Employee severance costs and related benefits of $1.1 million are related to approximately 600 layoffs during the nine months ended September 30, 2001, bringing the Company's total workforce to approximately 1,100 employees as of September 30, 2001. As of September 30, 2001, the employee severance reserve balance has been reduced by cash payments of approximately $1.0 million resulting in an ending reserve balance of $38,000. Affected employees came from all divisions and areas of the Company. The majority of affected employees were in the manufacturing group.

     In addition to the costs associated with employee severance, the Company identified a number of assets, including leased facilities and equipment that are no longer required due to current market conditions, operations and expected growth rates. The net facility costs related to closed and abandoned facilities of approximately $2.7 million for the nine months ended September 30, 2001, are primarily related to future obligations under operating leases. The total lease charge is net of approximately $3.7 million in expected sublease revenue on leases that the Company cannot terminate. In connection with these closed and abandoned facilities, the Company has recorded asset impairment charges of $8.9 million in selling, general, and administrative for the nine months ended September 30, 2001, consisting of leasehold improvements and certain equipment to write-down the value of this equipment. Due to the specialized nature of these assets, the Company has determined that these assets have minimal or no future benefit and has recorded a provision reflecting the net book value relating to these assets. The Company expects to complete the disposal of this equipment early in 2002. Purchase commitments of $3.9 million, recorded in cost of sales, for the nine months ended September 30, 2001, are to cancel or renegotiate outstanding contracts for materials and capital assets that are no longer required due to the

                                 LUMINENT, INC.

                                  (UNAUDITED)

Company's significantly reduced orders for optical components and sales projections over the next twelve months.

     As of September 30, 2001, the provision has been reduced by cash payments of $1.3 million for the nine months ended September 30, 2001, and non-cash related charges of $8.9 million for the nine months ended September 30, 2001, resulting in an ending balance of $7.4 million. The Company expects to utilize the remaining balance by the end of the second quarter of 2002. The Company expects that it will spend approximately $4.5 million through the next three quarters to carry out the plan, which will be paid through cash and cash equivalents and through operating cash flows. The Company expects to begin to realize savings related to the workforce reductions in late 2001 with estimated ongoing quarterly net savings of $2.4 million. In addition, the Company will realize reduced depreciation charges of approximately $384,000 per quarter through December 2004 and $163,000 per quarter through December 2005 for facility costs. These savings are expected to be realized as reductions in cost of sales, research and development and selling, general and administrative expenses.

     A summary of the restructuring costs for the nine months ended September 30, 2001 consist of the following:

                                   ORIGINAL      ADDITIONAL                   REMAINING
                                   PROVISION     PROVISION      UTILIZED       BALANCE
                                  -----------    ----------    -----------    ----------
Exit costs
  Asset impairment..............  $ 8,904,000    $       --    $ 8,904,000    $       --
  Closed and abandoned
     facilities.................    1,108,000     1,584,000         89,000     2,603,000
  Purchase commitments..........    2,402,000     1,460,000        102,000     3,760,000
  Other.........................      991,000            --         41,000       950,000
                                  -----------    ----------    -----------    ----------
                                   13,405,000     3,044,000      9,136,000     7,313,000
Employee severance costs........    1,072,000            --      1,034,000        38,000
                                  -----------    ----------    -----------    ----------
                                  $14,477,000    $3,044,000    $10,170,000    $7,351,000
                                  ===========    ==========    ===========    ==========

     A summary of the restructuring costs by line item for the nine months ended September 30, 2001 consist of the following:

                                                              NINE MONTHS ENDED
                                                              SEPTEMBER 30, 2001
                                                              ------------------
Cost of sales...............................................     $ 4,628,000
Selling, general and administrative.........................      12,376,000
Research and development....................................         501,000
Other income, net...........................................          16,000
                                                                 -----------
     Total restructuring costs..............................     $17,521,000

     As a result of the significant negative economic and industry trends impacting the Company's expected sales over the next twelve months, the Company also recorded a one-time $26.1 million charge to write-down the remaining book value of certain inventory related to certain transceivers, duplexors, and triplexors that are previous generation products to its realizable value during the three months ended June 30, 2001. The one-time charge to write-down inventory was subsequently reduced by $3.7 million during the three months ended September 30, 2001 to reflect the sale of previously written-off items. Another $3.1 million of inventory was written-down during the three months ended September 30, 2001 to reflect the identification of additional inventory that is not expected to be utilized as a result of the Company's significantly reduced orders for optical components and sales projections for the next twelve months. The inventory charges and recoveries were recorded in cost of sales. Also included in one-time

                                 LUMINENT, INC.

                                  (UNAUDITED)

charges is a $598,000 charge to bad debt recorded in selling, general and administrative expenses during the nine months ended September 30, 2001 to reflect customer bankruptcies that have resulted from the severe market downturn.

     In addition, as part of the Company's review of the impairment of certain long-lived assets, management performed an assessment of the carrying amount of goodwill recorded in connection with its various acquisitions. This assessment, based on the undiscounted future cash flows, determined that no write-down of goodwill was required for the nine months ended September 30, 2001 (see Note 8).

6. SEPARATION FROM MRV COMMUNICATIONS, INC.

     For purposes of governing the ongoing relationships between Luminent and MRV at and after the separation, Luminent and MRV have entered into various agreements. A brief description of each of the agreements (all of which will terminate upon completion of the Merger) follows.

     Luminent's sale of products to MRV and its affiliates was $2.5 million and $5.1 million for the nine months ended September 30, 2000 and 2001, respectively. As of September 30, 2000, Luminent had received a total of $5.8 million from MRV to fund payroll and other operations related matters. The Company repaid this amount to MRV through operating cash and offsetting amounts due from MRV on or before December 31, 2000. As of September 30, 2001, Luminent had incurred $6.2 million in estimated income tax liability due MRV. The Company repaid $4.7 million of this obligation through offsetting amounts due from MRV on or before September 30, 2001.

MASTER SEPARATION AND DISTRIBUTION AGREEMENT

     MRV and Luminent have entered into a Master Separation Agreement, which contains key provisions relating to the separation, Luminent's initial funding, initial public offering and the distribution of Luminent's common stock to MRV's stockholders. The Master Separation and Distribution Agreement lists the documents and items that the parties must deliver in order to accomplish the transfer of assets and liabilities from MRV to Luminent, effective on the separation date. The Master Separation and Distribution Agreement also contains conditions that must occur prior to the distribution. The parties also entered into ongoing covenants that survive the transactions, including covenants to establish interim service level agreements, exchange information, engage in certain auditing practices and resolve disputes in particular ways.

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

     The General Assignment and Assumption Agreement identifies the assets and certain capital stock that MRV has transferred to Luminent and the liabilities that Luminent has assumed from MRV in the separation. The General Assignment and Assumption Agreement also describes when and how these transfers and assumptions occurred. In general, these assets and liabilities were those that appeared in the consolidated balance sheet as of September 30, 2000.

INTELLECTUAL PROPERTY AGREEMENTS

     The Master Technology Ownership and License Agreement, the Master Patent Ownership and License Agreement and the Master Trademark Ownership and License Agreement collectively are referred to as the Intellectual Property Agreements. Under the Intellectual Property Agreements, MRV confirmed that Luminent owns or MRV transferred to Luminent certain rights in specified patents, patent applications, invention disclosures, specified trademarks and other intellectual property related to Luminent's current business, research and development efforts.

                                 LUMINENT, INC.

                                  (UNAUDITED)

EMPLOYEE MATTERS AGREEMENT

     The Employee Matters Agreement outlines how MRV and Luminent allocated assets, liabilities and responsibilities relating to current and former employees of Luminent and their participation in the benefits plans, including stock plans, that MRV currently sponsors and maintains. The Employee Matters Agreement also contains provisions describing some of Luminent's employee benefit and employee stock plans.

     All eligible Luminent employees continue to participate in the MRV benefits plans on comparable terms and conditions to those for MRV employees until the distribution date or until Luminent establishes benefit plans for its employees, or elects not to establish comparable plans if it is not legally or financially practical. Luminent intends to establish its own benefit program no later than the time of distribution.

     Once Luminent establishes it own benefits plans, it may modify or terminate each plan in accordance with the terms of that plan and its policies. No Luminent benefit plan will provide benefits that overlap benefits under the corresponding MRV benefit plan at the time of the distribution. Each Luminent benefit plan will provide that all service, compensation and other benefit determinations that, as of the distribution, were recognized under the corresponding MRV benefits plan, will be taken into account under that Luminent benefit plan.

     Following the date of MRV's distribution of its Luminent common stock to its stockholders, Luminent will be under no obligation to maintain these plans in the form in which they were established or at all. The transfer to Luminent of employees at certain of MRV's international operations, and of certain employee benefit plans, may not take place until Luminent receives consents or approvals or has satisfied other applicable requirements.

TAX SHARING AND INDEMNIFICATION AGREEMENT

     The Tax Sharing and Indemnification Agreement allocates MRV's and Luminent's responsibilities and rights for certain tax matters. The agreement requires Luminent to pay MRV for the incremental tax costs of Luminent's inclusion in consolidated, combined or unitary tax returns will affiliated corporations. In determining these incremental costs, the Tax Sharing and Indemnification Agreement takes into account not only the group's incremental tax payments to the Internal Revenue Service or other taxing authorities, but also the incremental use of tax losses of affiliates to offset Luminent's taxable income, and the incremental use of tax credits of affiliates to offset the tax on Luminent's income. The Tax Sharing and Indemnification Agreement also provides for compensation or reimbursement as appropriate to reflect redeterminations of Luminent's tax liability for periods during which Luminent joined in filing consolidated, combined or unitary tax returns.

     The Tax Sharing and Indemnification Agreement also requires Luminent to indemnify MRV for certain taxes and similar obligations, including (a) sales taxes on the sale of products purchased by MRV from Luminent before the distribution, (b) customs duties or harbor maintenance fees on products exported or imported by MRV on behalf of Luminent, (c) the additional taxes that would result if an acquisition of a controlling interest in Luminent's stock after the distribution causes the distribution not to qualify for tax-free treatment to MRV, and (d) any taxes resulting from transactions undertaken in preparation for the distribution.

     Luminent's indemnity obligations include any interest penalties on taxes, duties or fees for which Luminent must indemnify MRV.

     Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the group's federal income tax liability. Accordingly, Luminent could be required to pay a

                                 LUMINENT, INC.

                                  (UNAUDITED)

deficiency in the group's federal income tax liability for a period during which Luminent was a member of the group even if the Tax Sharing and Indemnification Agreement allocates that liability to MRV or another member.

MASTER TRANSITIONAL SERVICES AGREEMENT

     The Master Transitional Services Agreement governs the individual transitional services as requested by Luminent and provided by MRV, on an interim basis, for one year from the date of separation, unless extended for specific services or otherwise indicated in the agreement. The service include data processing and telecommunications services, such as voice telecommunications and data transmission, and information technology support services, for functions including accounting, financial management, tax, payroll, stockholder and public relations, legal procurement, and other administrative functions. Specified charges for such services are generally intended to allow the providing company to recover the direct and indirect costs of providing the services. The Master Transitional Services Agreement also will cover the provision of certain additional transitional services identified from time to time after the Separation Date that were inadvertently or unintentionally omitted from the specified services, or that are essential to effectuate an orderly transition under the Master Separation and Distribution Agreement, so long as the provision of such services would not significantly disrupt MRV's operations or significantly increase the scope of its responsibility under the agreement.

     In addition, the Master Transitional Services Agreement will provide for the replication of some computer systems, including hardware, software, data storage or maintenance and support components. Generally, the party needing the replicated system will bear the costs and expenses of replication. Generally, the party purchasing new hardware or licensing new software will bear the costs and expenses of purchasing the new hardware or obtaining the new software licenses.

REAL ESTATE MATTERS AGREEMENT

     The Real Estate Matters Agreement addresses real estate matters relating to certain MRV leased and owned properties that MRV will transfer to or share with Luminent. The Real Estate Matters Agreement describes the manner in which MRV will transfer to or share with Luminent various leased and owned properties. The Real Estate Matters Agreement provides that Luminent will be required to accept the transfer of all sites allocated to Luminent, even if a site has been damaged by a casualty before the separation date. The Real Estate Matters Agreement also provides that all reasonable costs required to effect the transfers, including landlord consent fees and landlord attorney's fees will be paid by MRV.

INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT

     Effective as of the separation date, subject to specified exceptions, Luminent and MRV released the other from any liabilities arising from events occurring on or before the separation date, including events occurring in connection with the activities to implement the separation, the initial public offering and the distribution. The Indemnification and Insurance Matters Agreement also contains provisions governing indemnification. In general, Luminent and MRV will each indemnify the other from all liabilities arising from their respective businesses or contracts, as well as liabilities arising from a breach of the Master Separation and Distribution Agreement or any ancillary agreement. In addition, MRV and Luminent will each indemnify the other against liability for specified environmental conditions. Luminent will reimburse MRV for the cost of any insurance coverage from the separation date to the distribution date.

     Prior to Luminent's separation from MRV, the companies entered into various agreements providing for MRV to supply transitional services and support to Luminent. Services totaling $588,000 have been recorded for the year ended December 31, 2000. There were no transitional services provided by MRV to

                                 LUMINENT, INC.

                                  (UNAUDITED)

Luminent during 2001. Although the fees provided for in the agreements are intended to represent the fair market value of these services, MRV and Luminent cannot assure that these fees necessarily reflect the costs of providing these services from unrelated third parties. However, the Company believes that providing these services to Luminent provided an efficient means of obtaining them. With the Merger, these agreements will be terminated.

7. LITIGATION

     Luminent has received notices from third parties alleging possible infringements of patents with respect to product features, or manufacturing processes. Management believes such notices are common in the communications industry because of the large number of patents that have been filed on these subjects. The Company's policy is to discuss these notices with the senders in an effort to demonstrate that the Company's products and/or processes do not violate any patents. The Company is currently involved in such discussions with Ortel, Rockwell and IBM. The Company is evaluating these claims and presently does not believe that any of its products or processes violates any of the patents asserted by these parties, and the claims are without merit. Additionally the Company intends to vigorously defend its positions if any legal action is taken. Management believes the ultimate outcome of such claims will not have a material impact on the results of operations or financial position.

     In September 2001, a lawsuit was filed against Luminent by Aram Precision Tool and Die, Inc. (Aram) alleging failure to accept and pay for materials requested under purchase orders. Aram claims compensatory damages in the amount of $300,000, unspecified punitive damages, unspecified attorney's fees and interest. The Company believes that the allegations of the lawsuit are without merit due to product quality issues and intends to vigorously defend the action. As such, Management believes the ultimate outcome of this claim will not have a material impact on the results of operational or financial position.

8. RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998 and June 1999, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Investments and Hedging Activities," and SFAS No. 137, which delayed the effective date of SFAS No. 133. In June 2000, the FSAB issued SFAS No. 138 which provides additional guidance for the application of SFAS No. 133 for certain transactions. We adopted this statement on January 1, 2001 and the adoption of this statement did not have a material impact on our financial position or results of operations.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements," as amended. SAB 101 summarizes certain of the Securities and Exchange Commission's views in applying generally accepted accounting principles to revenue recognition in financial statements. We have applied the provisions of SAB 101 in the consolidated financial statements. The adoption of SAB 101 did not have a material impact on our financial condition or results of operations.

     In March 2000, the FASB issued interpretation No. 44 (FIN 44), "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB No. 25 for certain issues, including the definition of an employee, the treatment of the acceleration of stock options and the accounting treatment for options assumed in business combinations. FIN 44 became effective on July 1, 2000, but is applicable for certain transactions dating back to December 1998. The adoption of FIN 44 did not have a significant impact on our financial position or results of operations.

                                 LUMINENT, INC.

                                  (UNAUDITED)

     The FASB recently approved two statements: SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets", which provide guidance on the accounting for business combinations, requires all future business combinations to be accounted for using the purchase method, discontinues amortization of goodwill, defines when and how intangible assets are amortized, and requires an annual impairment test for goodwill. We plan to adopt these statements effective January 1, 2002. We are currently reviewing these standards to determine the impact on our results of operation and financial position. The most significant anticipated effect on our financial statements of this adoption would be discontinuing goodwill amortization and the possible recognition of a goodwill impairment loss measured as of the date of adoption.

                                 LUMINENT, INC.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     On April 24, 2000, MRV completed the acquisition of approximately 97% of the outstanding capital stock of Fiber Optic Communications, Inc., a Republic of China corporation, in exchange for approximately 4.7 million shares of MRV's common stock, options to purchase 300,000 shares of common stock and approximately $48.6 million in cash. On July 12, 2000, MRV acquired all of the outstanding capital stock of Quantum Optech Inc., a Republic of China corporation, in exchange for approximately 1.1 million shares of MRV's common stock and options to purchase common stock. On July 21, 2000, MRV acquired approximately 99.9% of the outstanding capital stock of Optronics International Corp., a Republic of China corporation, in exchange for approximately 4.2 million shares of MRV's common stock and options to purchase common stock. The outstanding capital stock of Fiber Optic Communications, Quantum and Optronics, purchased by MRV, has been contributed to Luminent as of the date of each acquisition as part of the Master Separation and Distribution Agreements. As such, Luminent's management has prepared the following unaudited pro forma condensed consolidated financial information to give effect to these acquisitions. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2000 give effect to the Fiber Optic Communications, Quantum and Optronics acquisitions as if they had taken place on January 1, 2000.

     The pro forma adjustments, which are based upon available information and certain assumptions that the Company believes are reasonable in the circumstances, are applied to the historical financial statements of Luminent, Fiber Optic Communications, Quantum and Optronics. The acquisition of Fiber Optic Communications was accounted for using the purchase method. The acquisitions of Quantum and Optronics will be accounted for using the purchase method. Luminent's allocation of purchase price for each acquisition is based upon management's current estimates of the fair value of assets acquired and liabilities assumed in accordance with Accounting Principles Board No. 16.

     The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto for Luminent, Fiber Optic Communications, Quantum and Optronics. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent what Luminent's financial position or results of operations would actually have been had the these acquisitions occurred on such dates or to project Luminent's results of operation or financial position for any future period.

                                 LUMINENT, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                            FIBER OPTIC                            PRO FORMA
                          LUMINENT, INC.   COMMUNICATIONS   OPTRONICS   QUANTUM   ADJUSTMENTS        TOTAL
                          --------------   --------------   ---------   -------   -----------      ---------
                                            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...............     $124,193          $7,058        $3,207     $2,859     $     --        $ 137,317
Cost of sales...........       84,384           4,229         2,917      2,336          888(2)        94,754
                             --------          ------        ------     ------     --------        ---------
     Gross profit.......       39,809           2,829           290        523         (888)          42,563
                             --------          ------        ------     ------     --------        ---------
Operating costs and
  expenses:
  Selling, general and
     administrative.....       38,768           1,520           497        262        3,606(2),(3)    44,653
  Research and
     development........       18,204             527           599        455        1,400(2)        21,185
  Parent company
     allocation.........          588              --            --         --           --              588
  Amortization of
     goodwill and other
     intangibles........       47,421              --            --         --       30,323(1)        77,744
                             --------          ------        ------     ------     --------        ---------
                              104,981           2,047         1,096        717       35,329          144,170
                             --------          ------        ------     ------     --------        ---------
     Operating income
       (loss)...........      (65,172)            782          (806)      (194)     (36,217)        (101,607)
                             --------          ------        ------     ------     --------        ---------
Other income (expense),
  net...................        2,246            (286)          224       (176)          --            2,008
                             --------          ------        ------     ------     --------        ---------
     Income (loss)
       before provision
       for income
       taxes............      (62,926)            496          (582)      (370)     (36,217)         (99,599)
                             --------          ------        ------     ------     --------        ---------
Provision (credit) for
  income taxes..........        2,766              --            --         --           --            2,766
Minority interest.......         (707)            (31)           --         --           --             (738)
                             --------          ------        ------     ------     --------        ---------
     Net income
       (loss)...........     $(64,985)         $  527        $ (582)    $ (370)    $(36,217)       $(101,627)
                             ========          ======        ======     ======     ========        =========
Basic and diluted net
  loss per share........     $  (0.45)                                                             $   (0.70)
                             ========                                                              =========
Basic and diluted
  weighted average
  shares................      145,677                                                    --(4)       145,677
                             ========                                              ========        =========

See notes to unaudited pro forma condensed consolidated financial information.

                                 LUMINENT, INC.
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL INFORMATION

     The following adjustments were applied to Luminent's historical financial statements and those of Fiber Optic Communications, Optronics and Quantum to arrive at the pro forma financial information:

     (1) The pro forma adjustment is to record the amortization of goodwill and other intangible assets related to the acquisitions of Fiber Optic Communications, Optronics and Quantum as if the transactions occurred on January 1, 2000. Goodwill recorded in relation to these acquisitions was approximately $389.0 million and is being amortized on a straight-line basis over 5 years or approximately $77.7 million on a pro forma basis for the year ended December 31, 2000.

     (2) The pro forma adjustment is to record deferred stock compensation related to the acquisitions of Fiber Optic Communications, Optronics and Quantum as if the transactions occurred on January 1, 2000. Deferred stock compensation recorded in relation to theses acquisitions was approximately $30.2 million and is being amortized using the graded method over 4 years or approximately $17.3 million on a pro forma basis for the year ended December 31, 2000.

     (3) The pro forma adjustment is to record additional depreciation expense on the step-up of net assets related to the acquisitions of Fiber Optic Communications, Optronics, and Quantum as if the transactions occurred on January 1, 2000. Additional depreciation expense recorded in relation to these acquisitions is being amortized over 5 years or approximately $1.1 million on a pro forma basis for the year ended December 31, 2000.

     (4) Weighted average shares used to calculate pro forma basic and diluted net loss per share for the year presented is computed using the weighted average number of common stock outstanding for the year presented. In connection with the "push down" of the assets and liabilities of Fiber Optic Communications, Optronics and Quantum, no additional shares were exchanged with MRV. Therefore, no dilutive effect has been provided for these acquisitions.

                            MRV COMMUNICATIONS, INC.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     On April 24, 2000, MRV Communications, Inc. (MRV) completed the acquisition of approximately 97% of the outstanding capital stock of Fiber Optic Communications, Inc. (FOCI), a Republic of China corporation, in exchange for approximately 4.7 million shares of MRV's common stock, options to purchase 300,000 shares of common stock and approximately $48.6 million in cash. On July 21, 2000, MRV acquired approximately 99.9% of the outstanding capital stock of Optronics International Corp. (OIC), a Republic of China corporation, in exchange for approximately 4.0 million shares of MRV's common stock and options to purchase common stock. On July 12, 2000, MRV acquired all of the outstanding capital stock of AstroTerra, a California corporation, in exchange for approximately 2.4 million shares of MRV's common stock and options to purchase common stock. On September 13, 2000, MRV announced its intention to purchase the minority interest of Luminent, Inc. Luminent stockholders will receive 0.43 shares of MRV common stock for each share of Luminent common stock. MRV will exchange approximately 5.2 million shares of common stock to purchase approximately 7.7% of the outstanding common stock of Luminent. The issuance price of MRV's common stock is estimated to be approximately $2.91 per share, which was determined based on the average market price five days before and after the terms were agreed upon, for an estimated purchase price of $15.0 million. MRV's management has prepared the following unaudited pro forma condensed consolidated financial information to give effect to these acquisitions and purchase. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2001 gives effect to the purchase, by MRV, of the minority interest of Luminent as if it had taken place on such date. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended September 30, 2001 gives effect to the purchase, by MRV, of the minority interest in Luminent as if it had taken place on January 1, 2000. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2000 gives effect to the FOCI, OIC and AstroTerra acquisitions and the purchase, by MRV, of the minority interest in Luminent as if they had taken place on January 1, 2000.

     The pro forma adjustments, which are based upon available information and certain assumptions that the Company believes are reasonable in the circumstances, are applied to the historical financial statements of MRV, Luminent, FOCI, OIC and AstroTerra. The acquisitions of FOCI, OIC and AstroTerra were accounted for using the purchase method. The purchase of the minority interest in Luminent was accounted for using the purchase method. MRV's allocation of purchase price for each acquisition and the merger of Luminent is based upon management's current estimates of the fair value of assets acquired and liabilities assumed in accordance with Accounting Principles Board No. 16.

     The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto for MRV, Luminent, FOCI, OIC and Astroterra. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent what MRV's financial position or results of operations would actually have been had the these acquisitions occurred on such dates or to project MRV's results of operation or financial position for any future period.

                            MRV COMMUNICATIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001

                                                                        PRO FORMA
                                                            MRV        ADJUSTMENTS      TOTAL
                                                         ----------    -----------    ----------
                                                                     (IN THOUSANDS)
ASSETS
  Current Assets:
  Cash and cash equivalents............................  $  158,049                   $  158,049
  Restricted cash......................................      53,332                       53,332
  Short-term investments...............................       1,499                        1,499
  Accounts receivable..................................      58,979                       58,979
  Inventories..........................................      65,818                       65,818
  Deferred income taxes................................      31,095                       31,095
  Other current assets.................................      22,351                       22,351
                                                         ----------     --------      ----------
     Total current assets..............................     391,123           --         391,123
Property and Equipment, net............................      75,844                       75,844
Other Assets:
  Goodwill and intangibles.............................     437,227      (27,774)(5)     409,453
  Deferred income taxes................................       7,797                        7,797
  Investments..........................................      33,122                       33,122
  Other non-current assets.............................      12,049                       12,049
                                                         ----------     --------      ----------
                                                         $  957,162     $(27,774)     $  929,388
                                                         ==========     ========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of capital lease obligations and
     long-term debt....................................       2,547                        2,547
  Accounts payable.....................................      59,336                       59,336
  Accrued liabilities..................................      40,393                       40,393
  Short-term debt......................................      10,551                       10,551
  Deferred revenue.....................................       1,434                        1,434
  Income taxes payable.................................       2,401                        2,401
  Other Current Liabilities............................       3,429                        3,429
                                                         ----------     --------      ----------
     Total current liabilities.........................     120,091           --         120,091
Long-Term Liabilities:
  Convertible debentures...............................      89,646                       89,646
  Capital lease obligations, net of current portion....         610                          610
  Long-term debt.......................................      61,692                       61,692
  Other long-term liabilities..........................       2,574                        2,574
Minority Interest......................................      40,809      (31,345)(5)       9,464
Stockholders' Equity
  Preferred stock......................................                                       --
  Common stock.........................................         132                          132
  Additional paid-in capital...........................   1,094,361       15,005(5)    1,109,366
  Accumulated deficit..................................    (409,408)     (11,434)(5)    (420,842)
  Deferred stock compensation, net.....................     (33,370)                     (33,370)
  Treasury stock.......................................        (133)                        (133)
  Accumulated other comprehensive loss.................      (9,842)                      (9,842)
                                                         ----------     --------      ----------
     Total stockholders' equity........................     641,740        3,571         645,311
                                                         ----------     --------      ----------
                                                         $  957,162     $(27,774)     $  929,388
                                                         ==========     ========      ==========

                            MRV COMMUNICATIONS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                                        PRO FORMA
                                                              MRV      ADJUSTMENTS      TOTAL
                                                            --------   -----------     --------
Revenues, net.............................................   259,364                    259,364
Cost of revenues..........................................   212,777                    212,777
                                                            --------     ------        --------
     Gross profit.........................................    46,587         --          46,587
                                                            --------     ------        --------
Operating Costs and Expenses:
  Selling, general and administrative expenses............   133,375                    133,375
  Research and development................................    70,094                     70,094
  Amortization of goodwill and other intangibles..........    84,385     (4,166)(6)      80,219
                                                            --------     ------        --------
                                                             287,854    (4,166)         283,688
                                                            --------     ------        --------
     Operating loss.......................................  (241,267)     4,166        (237,101)
                                                            --------     ------        --------
Other income (expense), net...............................    (4,303)                    (4,303)
                                                            --------     ------        --------
       Loss before provision for income taxes.............  (245,570)     4,166        (241,404)
                                                            --------     ------        --------
Provision for income taxes................................     2,593                      2,593
Minority interest.........................................   (10,085)    10,736(4)          651
                                                            --------     ------        --------
       Net loss...........................................  (238,078)   (6,570)        (244,648)
                                                            ========     ======        ========
Basic and diluted net loss per share......................     (3.13)                     (3.02)
                                                            ========                   ========
Basic and diluted weighted average shares.................    75,973      5,160          81,133
                                                            ========     ======        ========

                            MRV COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                          FIBER OPTIC
                                         COMMUNICATIONS     OPTRONICS      ASTROTERRA
                                            THROUGH          THROUGH         THROUGH       PRO FORMA
                                MRV      APRIL 24, 2000   JULY 21, 2000   JULY 12, 2000   ADJUSTMENTS       TOTAL
                              --------   --------------   -------------   -------------   -----------      --------
                                                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...................   319,394       7,058            3,207           2,552              --         332,211
Cost of sales...............   203,371       4,229            2,917           2,394           3,292(2)      216,203
                              --------       -----            -----          ------         -------        --------
    Gross profit............   116,023       2,829              290             158          (3,292)        116,008
                              --------       -----            -----          ------         -------        --------
Operating Costs and
  Expenses:
  Selling, general and
    administrative
    expenses................   124,700       1,520              497           1,971           5,605(2),(3)  134,293
  Research and
    development.............    74,078         527              599             969           6,439(2)       82,612
  Amortization of goodwill
    and other intangibles...    66,814          --               --              --          32,208(1)(6)    99,022
                              --------       -----            -----          ------         -------        --------
                               265,592       2,047            1,096           2,940          44,252         315,927
                              --------       -----            -----          ------         -------        --------
    Operating loss..........  (149,569)        782             (806)         (2,782)        (47,544)       (199,919)
                              --------       -----            -----          ------         -------        --------
Other income (expense),
  net.......................    (9,578)       (286)             224               6              --          (9,634)
                              --------       -----            -----          ------         -------        --------
    Loss before provision
      for income taxes and
      minority interest.....  (159,147)        496             (582)         (2,776)        (47,544)       (209,553)
                              --------       -----            -----          ------         -------        --------
Provision (credit) for
  income taxes..............    (5,398)                                                          --          (5,398)
Minority interest...........      (796)        (31)              --              --             698(4)         (129)
                              --------       -----            -----          ------         -------        --------
    Net loss................  (152,953)        527             (582)         (2,776)        (48,242)       (204,026)
                              ========       =====            =====          ======         =======        ========
Basic and diluted net loss
  per share.................     (2.33)                                                                       (2.72)
                              ========                                                                     ========
Basic and diluted weighted
  average shares............    65,669                                                        9,338(7)       75,007
                              ========                                                      =======        ========

                            MRV COMMUNICATIONS, INC.
          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

(1) The pro forma adjustment is to record the amortization of goodwill and other intangibles related to the acquisitions of Fiber Optic Communications, Optronics, and AstroTerra as if the transactions occurred on January 1, 2000. Goodwill and other intangibles recorded in relation to these acquisitions was approximately $469.2 million and is being amortized on a straight-line basis over 1 to 7 years or approximately $92.3 million for the year ended December 31, 2000.

(2) The pro forma adjustment is to record deferred stock compensation related to the acquisitions of Fiber Optic Communications, Optronics, and AstroTerra as if the transactions occurred on January 1, 2000. Deferred stock compensation recorded in relation to these acquisitions was approximately $77.5 million and is being amortized using the graded method over 4 years or approximately $45.2 million for the year ended December 31, 2000.

(3) The pro forma adjustment is to record additional depreciation expense on the step-up of net assets related to the acquisitions of Fiber Optic Communications and Optronics as if the transactions occurred on January 1, 2000. Additional depreciation expense recorded in relation to these acquisitions is being amortized over 5 years or approximately $900,000 for the year ended December 31, 2000.

(4) The pro forma adjustment is to eliminate the minority interest in the net loss of Luminent for the nine months ended September 30, 2001 and the year ended December 31, 2000 as if the merger with Luminent occurred on January 1, 2000.

(5) The pro forma adjustment is to record the purchase, by MRV, of the minority interest in Luminent as if the merger occurred on January 1, 2000. Based on an exchange ratio of 0.43 MRV shares of stock to each share of Luminent stock, MRV exchanged approximately 5.2 million shares of common stock to purchase approximately 7.7% of the outstanding common stock of Luminent. The issuance price of the common stock was approximately $2.91 per share, for a total purchase price of $15.0 million. Additionally, MRV recorded an extraordinary gain based on the excess fair market value over cost of $27.8 million as of September 30, 2001.

(6) The pro forma adjustment is to record a reduction in the amortization of goodwill and other intangibles as if the reduction of goodwill and other intangibles of $27.8 million based on the excess fair market value over cost recorded in relation to the merger of Luminent occurred on January 1, 2000 for the nine months ended September 30, 2001 and the year ended December 31, 2000. The reduction of amortization expense was $4.2 million and $5.6 million for the periods ended September 30, 2001 and December 31, 2000, respectively.

(7) Weighted average shares used to calculate pro forma basic and diluted net loss per share for the year presented is computed using the weighted average number of common stock outstanding for the period presented and the shares issued in connection with the acquisitions of Fiber Optic Communications, Optronics, and AstroTerra and the shares to be issued to effect the merger of Luminent. The pro forma shares included in the basic and diluted net loss per share for the nine months ended September 30, 2001 only include the effect of the proposed merger of Luminent had it occurred on January 1, 2000. The pro forma shares included in the basic and diluted net loss per share for the year ended December 31, 2000, include the effect of these transactions had they occurred on January 1, 2000.